UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

MARVELL TECHNOLOGY GROUP LTD.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MARVELL TECHNOLOGY GROUP LTD.

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held on July 23, 2020

The 2020 annual general meeting of shareholders of Marvell Technology Group Ltd., a Bermuda company, is scheduled to be held on Thursday, July 23, 2020, at 1:00 p.m. Pacific Time. The annual general meeting of shareholders (the “Annual General Meeting”) will take place at Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California, 95054 or by means of remote communication as discussed below.

The purposes of the Annual General Meeting are:

1. To elect the eight (8) directors named in the accompanying proxy statement who will hold office until the earlier of the 2021 Annual General Meeting or their resignation or removal;

2. To approve named executive officer compensation on an advisory basis; and

3. To appoint Deloitte & Touche LLP as our auditors and independent registered public accounting firm and to authorize the audit committee, acting on behalf of our Board, to fix the remuneration of Deloitte & Touche LLP for our fiscal year ending January 30, 2021.

In addition, shareholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. If any other matters properly come before the Annual General Meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.

Pursuant to the provisions of the Companies Act 1981 of Bermuda, as amended, and our Fourth Amended and Restated Bye-laws, we will also lay before the Annual General Meeting our audited financial statements for the fiscal year ended February 1, 2020.

The foregoing items of business are more fully described in the proxy statement accompanying this notice of Annual General Meeting.

We have established the close of business, Pacific Time, on May 15, 2020, as the record date for determining those shareholders entitled to notice of and to vote at the Annual General Meeting or any adjournment or postponement thereof. Only holders of common shares as of the record date are entitled to notice of and to vote at the Annual General Meeting and any adjournment or postponement thereof. Execution of a proxy will not in any way affect your right to attend the Annual General Meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised.

Your Board recommends that you vote: FOR the Board’s nominees for directors; FOR the approval of our named executive officer compensation; and FOR the approval of our auditors and independent registered public accounting firm, and authorizing the audit committee, acting on behalf of our Board, to fix the remuneration of Deloitte & Touche LLP for our fiscal year ending January 30, 2021.

Your attention is directed to the accompanying proxy statement. Whether or not you plan to attend the Annual General Meeting in person, it is important that your shares be represented and voted at the Annual General Meeting. For specific voting instructions, please refer to the information provided in the following proxy statement, together with your proxy card or the voting instructions you receive by mail, e-mail or that are provided via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS

MATTHEW J. MURPHY

Director, President and Chief Executive Officer

Santa Clara, California

May 28, 2020

Important notice regarding the availability of proxy materials for the Annual General Meeting: This Proxy Statement and the financial and other information contained in our Annual Report to Shareholders for the fiscal year ended February 1, 2020 are available on the Internet and may be viewed at www.proxyvote.com, where you may also cast your vote.

We are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID-19) and the advisories or mandates that federal, state and local governments, and related agencies, may issue. In the event it is not possible or advisable to hold the Annual General Meeting as currently planned, we will publicly announce any additional or alternative arrangements for the meeting on the investor relations page of our website at www.marvell.com, which may include a change in venue or holding the meeting solely by means of remote communication. If we decide to hold the Annual General Meeting solely by means of remote communication, the meeting will occur at the above date and time via live audio webcast, and you or your proxyholder will be able to participate, vote and examine our stockholder list by visiting the virtual meeting website and using your 16-digit control number. If you are planning to attend the Annual General Meeting, please check our investor relations page the week of the meeting. As always, we encourage you to vote your shares prior to the Annual General Meeting.

MARVELL TECHNOLOGY GROUP LTD.

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

PROXY STATEMENT

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

JULY 23, 2020

INTRODUCTION

This proxy statement and the accompanying proxy materials are being furnished in connection with the solicitation by the board of directors (the “Board”) of Marvell Technology Group Ltd., a Bermuda company, of proxies for use at our annual general meeting of shareholders (referred to herein as the “Annual General Meeting” or the “meeting”) scheduled to be held at 1:00 p.m. Pacific Time, on Thursday, July 23, 2020, at Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California, 95054.

INFORMATION REGARDING THE ANNUAL GENERAL MEETING

General

This proxy statement contains information about the meeting and was prepared by our management at the direction of our Board. This proxy statement is being made available on or about May 28, 2020. Our Board supports each action for which your vote is solicited.

Our Board asks you to appoint Jean Hu, our Chief Financial Officer, and Mitchell Gaynor, our Chief Administration and Legal Officer and Secretary, as your proxy holders to vote your shares at the meeting. You may make this appointment by properly completing the proxy as described below. If appointed by you, your shares represented by a properly completed proxy received by us will be voted at the meeting in the manner specified therein or, if no instructions are marked on the proxy, your shares will be voted as described below. Although management does not know of any other matter to be acted upon at the meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the proxy card in the manner the proxy holders deem appropriate for any other matters that may properly come before the meeting.

We maintain our registered office in Bermuda at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda. Our telephone number in Bermuda is (441) 296-6395.

Record Date and Shares Outstanding

The record date for the Annual General Meeting has been set as the close of business, Pacific Time, on May 15, 2020 (“Record Date”). Only shareholders of record as of such date will be entitled to notice of and to vote at the meeting. On the Record Date, there were 665,252,963 issued common shares, par value $0.002 per share (“common shares” or “shares”). In accordance with our Bye-laws, each issued common share is entitled to one vote on each of the proposals to be voted on at the meeting. Shares held as of the Record Date include common shares that are held directly in your name as the shareholder of record and those shares held for you as a beneficial owner through a broker, bank or other nominee.

In this proxy statement, we sometimes refer to our group holding company, Marvell Technology Group Ltd., as “we,” “us,” “our,” the “Company” or “Marvell.” In this proxy statement, we refer to the fiscal year ended January 28, 2017 as fiscal 2017, the fiscal year ended February 3, 2018 as fiscal 2018, the fiscal year ended February 2, 2019 as fiscal 2019, the fiscal year ended February 1, 2020 as fiscal 2020, and the fiscal year ending January 30, 2021 as fiscal 2021.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL GENERAL MEETING

Q: Why am I receiving these proxy materials?

A: We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with our solicitation of proxies for use at the 2020 Annual General Meeting to be held at 1:00 p.m. Pacific Time on Thursday, July 23, 2020. These materials were first sent or given to shareholders on or about May 28, 2020. You are invited to attend the Annual General Meeting and are asked to vote on the proposals described in this proxy statement.

Q: What is included in these proxy materials?

A: These proxy materials include:

•	The notice of the Annual General Meeting,

•	Our proxy statement for the Annual General Meeting, and

•	Our Annual Report on Form 10-K for the fiscal year ended February 1, 2020, as filed with the U.S. Securities and Exchange Commission (“SEC”) on March 23, 2020.

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual General Meeting.

Q: What proposals will be considered at the meeting?

A: The specific proposals to be considered and acted upon at the Annual General Meeting are summarized in the accompanying notice of Annual General Meeting and include:

1.	The election of eight (8) directors who will hold office until the earlier of the 2021 Annual General Meeting or their resignation or removal;

2.	An advisory (non-binding) vote to approve the compensation of our named executive officers; and

3.

The appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as our auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of our Board, to fix the remuneration of Deloitte & Touche for our fiscal year ending January 30, 2021.

If any other matters properly come before the meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.

In addition, in accordance with Section 84 of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”) and Bye-law 73 of our Bye-laws, our audited financial statements for the fiscal year ended February 1, 2020 will be presented at the Annual General Meeting. These financial statements have been approved by our Board. There is no requirement under Bermuda law that these financial statements be approved by shareholders, and no such approval will be sought at the meeting.

Q: How does our Board recommend that I vote on the proposals?

A: At the Annual General Meeting, our Board recommends our shareholders vote:

1.

FOR the election of the eight (8) director nominees listed in Proposal No. 1, who will hold office until the earlier of the 2021 Annual General Meeting or their resignation or removal (see Proposal No. 1);

2.	FOR the approval, on an advisory and non-binding basis, of named executive officer compensation (see Proposal No. 2); and

3.

FOR the appointment of Deloitte & Touche as our auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of our Board, to fix the remuneration of Deloitte & Touche for our fiscal year ending January 30, 2021 (see Proposal No. 3).

Q: Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

A: The SEC has adopted rules to allow companies to post proxy materials on the Internet and provide only a Notice of Internet Availability of Proxy Materials to shareholders. We have elected to provide access to our proxy materials primarily over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our shareholders of record and beneficial owners. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and request a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis. The Notice also instructs you how to submit your proxy electronically over the Internet or by mail.

Q: How can I get electronic access to the proxy materials?

A: The Notice will provide you with instructions regarding how to:

•	View the proxy materials for the Annual General Meeting on the Internet, and

•	Instruct us to send future proxy materials to you by e-mail.

Our proxy materials are also available on the investor relations page of our website at www.marvell.com. None of the materials on our website other than the proxy materials are part of this proxy statement or incorporated by reference herein.

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual General Meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Q: Who can vote?

A: The Record Date for the Annual General Meeting has been set as the close of business, Pacific Time, on May 15, 2020. Only shareholders of record as of such date will be entitled to notice of and to vote at the meeting. On the Record Date, there were 665,252,963 common shares issued. Each issued share is entitled to one vote on each director nominee and on each of the other proposals to be voted on at the meeting. Shares held as of the Record Date include shares that are held directly in your name as the shareholder of record and those shares held for you as a beneficial owner through a broker, bank or other nominee.

Q: What should I do now to vote?

A: You may vote your shares either by voting in person at the meeting or by submitting a completed proxy via the Internet, telephone or by mail. After carefully reading and considering the information contained in this proxy statement, please follow the instructions as summarized below, depending on whether you hold shares directly in your name as shareholder of record or you are the beneficial owner of shares held through a broker, bank or other nominee. Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between the procedures for voting shares held of record and those owned beneficially.

Q: If my shares are held in “street name” by my broker, bank or other nominee, how do I vote my shares?

A: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and the Notice will, subject to the terms made between you and the shareholder of record, be forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of submitting voting instructions over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on a voting instruction form.

If your shares are held in “street name,” you may also vote your shares in person at the Annual General Meeting. You must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the Record Date, together with a valid, government-issued photo identification, to be admitted to the Annual General Meeting. To be able to vote your shares held in “street name” at the Annual General Meeting, you will also need to obtain a legal proxy from the shareholder of record.

Q: If I am a shareholder of record, how do I vote my shares?

A: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (our “Transfer Agent”), you are considered the shareholder of record with respect to those shares and the Notice was sent directly to you.

There are four ways to vote:

•

In person. You may vote in person at the Annual General Meeting, but you must bring a valid, government-issued photo identification to be admitted to the Annual General Meeting. We will provide you a ballot when you arrive.

•	By Telephone. You may submit your proxy by calling the toll-free number provided in the proxy card.

•	Via the Internet. You may submit your proxy via the Internet by following the instructions provided in the Notice.

•	By Mail. If you request printed copies of the proxy materials by mail, you may submit your proxy by filling out the proxy card and sending it back in the envelope provided.

Please be aware that if you issue a proxy or give voting instructions over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Q: What happens if I do not cast a vote?

A: Many of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Beneficial owners — If you hold your shares in “street name,” it is critical that you instruct your broker, bank or other nominee to cast your vote if you want it to count in the election of directors (Proposal No. 1) and approval of named executive officer compensation (Proposal No. 2). The term “broker non-vote” refers to shares held by a broker or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker, bank or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers, banks and nominees do not have discretionary voting authority on non-routine matters (including Proposals No. 1 and 2) and accordingly may not vote on such matters absent instructions from you as the beneficial holder. Thus, if you hold your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote in the election of directors (Proposal No. 1) and with respect to votes related to named executive officer compensation (Proposal No. 2), no votes will be cast on your behalf on such matters.

The proposal at the Annual General Meeting to appoint Deloitte & Touche as our auditors and independent registered public accounting firm, and authorize the audit committee, acting on behalf of our Board, to fix the remuneration of Deloitte & Touche for our fiscal year ending January 30, 2021 (Proposal No. 3) is considered a routine matter for which brokerage firms may vote uninstructed shares. It is important to us that you affirmatively vote on all matters, but particularly for the matters in Proposals 1 and 2 since they are non-routine matters as described above.

Shareholders of record — If you are a shareholder of record and you do not cast your vote or submit a proxy, no votes will be cast on your behalf on any of the items of business at the Annual General Meeting. However, if you sign and return the proxy card with no further instructions, the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and, as the proxy holders, may determine in their discretion with respect to any other matters properly presented for a vote at the Annual General Meeting. A shareholder may also abstain from voting on any proposal. An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Pursuant to our Bye-laws, abstentions have the same effect as an “against” vote with respect to the election of directors (Proposal No. 1). Abstentions will have no effect on the outcome of the vote for all other proposals.

Q: How are votes counted?

A: Each share held by a shareholder as of the Record Date is entitled to one vote. There is no cumulative voting in the election of directors. All votes will be tabulated by the inspector of elections appointed for the meeting, who will count the votes, determine the existence of a quorum and the validity of proxies and ballots, and certify the results of the voting. Voting at the meeting will be taken on a poll in accordance with our Bye-laws.

Q: What precautions are we taking in light of COVID-19 in connection with the Annual General Meeting?

A: We are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID-19) and the advisories or mandates that federal, state and local governments, and related agencies, may issue. In the event it is not possible or advisable to hold the Annual General Meeting as currently planned, we will publicly announce any additional or alternative arrangements for the meeting on the investor relations page of our website at www.marvell.com, which may include a change in venue or holding the meeting solely by means of remote communication. If we decide to hold the Annual General Meeting solely by means of remote communication, the meeting will occur at the above date and time specified on our “Notice of Annual Meeting of Stockholders” via live audio webcast, and you or your proxyholder will be able to participate, vote and examine our stockholder list by visiting the virtual meeting website and using your 16-digit control number. If you are planning to attend the Annual General Meeting, please check our investor relations page the week of the meeting. As always, we encourage you to vote your shares prior to the Annual General Meeting.

How can I change or revoke my proxy after I have submitted it?

A: You may change or revoke your proxy at any time before it is voted at the Annual General Meeting by (1) delivering to our registered office at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, a written notice stating that the proxy is revoked, (2) Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual General Meeting will be counted), (3) signing and returning a new proxy card with a later date, or (4) attending the Annual General Meeting and voting in person. If you are a beneficial owner and submitted voting instructions to your broker, bank or other nominee, please refer to the instructions provided by your broker, bank or other nominee on how to change your vote.

Q: What if other matters come up at the meeting?

A: The matters described in this proxy statement are the only matters that we know of that will be voted on at the meeting. If any other matters properly come before the Annual General Meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Q: What quorum is required for action at the meeting?

A: The presence in person of two or more persons representing in person or by proxy more than 50% of the total issued voting shares of the Company throughout the meeting shall constitute a quorum at the meeting. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event there are not sufficient shares present for a quorum at the time of the Annual General Meeting, the meeting will stand adjourned for one week or otherwise as may be determined by our Board in accordance with the Bye-laws to permit the further solicitation of proxies.

Q: What vote is required to approve each proposal?

A: Proposal No. 1: The nominees for director receiving the affirmative vote of at least a simple majority of the votes cast in person or by proxy at the Annual General Meeting will be elected as directors to serve until the next Annual General Meeting. Pursuant to our Bye-laws, abstention votes have the same effect as an “against” vote with respect to the election of directors, but broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal. If a nominee for director does not receive an affirmative vote of at least a simple majority of the votes cast as set forth above, the nominee will not be elected to the Board, and if the nominee is a current director, his or her term will end immediately following the Annual General Meeting.

Proposal No. 2: Our shareholders will have an advisory (non-binding) vote on named executive officer compensation as described in this proxy statement, which requires the affirmative vote of at least a simple majority of the votes cast in person or by proxy at the Annual General Meeting to be approved. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal. The vote is advisory and therefore not binding on our Board; however, our Board and the executive compensation committee (the “ECC”) will consider the result of the vote when making future decisions regarding our executive compensation policies and practices.

Proposal No. 3: Appointment of Deloitte & Touche as our auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of our Board, to fix the remuneration of Deloitte & Touche for our fiscal year ending January 30, 2021, requires the affirmative vote of a simple majority of the votes cast in person or by proxy at the Annual General Meeting in order to be approved. Abstentions will be entirely excluded from the vote and will have no effect on the outcome of this proposal.

Q: What does it mean if I receive more than one Notice or e-mail about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

A: If you receive more than one Notice, more than one e-mail or more than one paper copy of the proxy materials, it means that you have multiple accounts with your brokers or the Transfer Agent. Please vote all of these shares. For all of your shares to be voted by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and do so for all shares represented by each Notice and e-mail that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices or e-mails). We encourage you to have all your shares registered in the same name and address. You may do this by contacting your broker or the Transfer Agent.

Q: What is the contact information for our Transfer Agent?

A: Contact information for our Transfer Agent is as follows:

AST Shareholder Services Call Center	American Stock Transfer & Trust Company, LLC
Toll Free: 800.937.5449	6201 15th Avenue
Local & International: 718-921-8124	Brooklyn, NY 11219
Hours: 8 a.m. – 8 p.m. ET Monday to Friday	E-mail: Help@astfinancial.com
Website: www.astfinancial.com

Q: Who is making and paying for this proxy solicitation?

A: This proxy is solicited on behalf of our Board. We will pay the cost of distributing this proxy statement and related materials as well as the cost of soliciting proxies. We will also reimburse brokers, banks and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of shares or other persons for whom they hold shares. We have retained Okapi Partners LLC to assist us in the solicitation of proxies and we have agreed to pay them a fee of approximately $15,000, plus reasonable expenses, for these services. In addition, to the extent necessary to ensure sufficient representation at the meeting, we may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

Q: How can I find out the results of the voting at the Annual General Meeting?

A: We plan to announce preliminary voting results at the meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the meeting. If the final voting results are not available within four business days after the meeting, we will provide the preliminary results in the Form 8-K and the final results in an amendment to the Form 8-K within four business days after the final voting results are known to us.

Q: Who should I call if I have questions about the Annual General Meeting?

A: You should contact the following:

Ashish Saran

Vice President, Investor Relations

Marvell Semiconductor, Inc.

5488 Marvell Lane

Santa Clara, CA 95054

Phone: (408) 222-3274

PRESENTATION OF FINANCIAL STATEMENTS

In accordance with Section 84 of the Companies Act and Bye-law 73 of the Bye-laws, our audited financial statements for the fiscal year ended February 1, 2020 will be presented at the Annual General Meeting. These financial statements have been approved by our Board. There is no requirement under Bermuda law that these financial statements be approved by shareholders, and no such approval will be sought at the meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

Our Bye-laws provide that our Board shall consist of not less than two directors or such number in excess thereof as our Board may from time-to-time determine. The number of directors is currently fixed at ten and there are currently ten members serving on our Board. After discussing with each director their interest in continuing to serve as directors of the Company, the nominating and governance committee (the “N&G Committee”) has recommended, and our Board has nominated, eight current members of our Board to stand for election at the Annual General Meeting. In discussions with the N&G Committee two of our directors, Mr. Oleg Khaykin and Ms. Donna Morris expressed a preference to retire from the Board. Mr. Khaykin wanted to reduce the total number of public company boards on which he serves. Ms. Morris did not want to stand for re-election as a result of taking an executive officer role with a new employer. As a result of these discussions, the Board decided not to nominate either of them as a director for fiscal 2021. If the current nominees are elected, we will have eight members serving on our Board and the number of directors will be reduced to eight.

Our director nominees for the 2020 Annual General Meeting are Tudor Brown, Brad Buss, Edward Frank, Richard S. Hill, Bethany Mayer, Matthew J. Murphy, Michael Strachan and Robert E. Switz. All of our director nominees are currently directors who were last elected by shareholders at the 2019 Annual General Meeting.

All nominees elected as directors will serve until the earlier of the 2021 Annual General Meeting or their resignation or removal. In the event any new nominees are appointed as directors after this Annual General Meeting, they will be required to stand for election at the next Annual General Meeting and each Annual General Meeting thereafter, if nominated to do so.

As part of our goal of building a diverse board, the N&G Committee is actively seeking out highly qualified diverse candidates (including women and minority candidates) to add to the Board. As a result, the total number of directors may subsequently increase in the future to nine or ten.

Biographical information for each of the nominees may be found immediately following this proposal. We have been advised that each of our nominees is willing to be named as such herein and each of the nominees is willing to serve as a director if elected. However, if one or more of the director nominees should be unable or, for good cause, unwilling to serve as a director, the proxy holders may vote for a substitute nominee recommended by the N&G Committee and approved by our Board or the Board may reduce its size.

Board Recommendation and Required Vote

Our Board recommends that you vote FOR the nominees for director identified above.

Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR the election of each such nominee. Assuming the presence of a quorum, the required vote to approve the proposal is the affirmative vote of a simple majority of votes cast and entitled to vote at the Annual General Meeting. Abstentions are included in the calculation of votes cast and will have the same effect as an “against” vote with respect to the election of such director. Broker non-votes will be entirely excluded from the vote and will have no effect on the outcome.

If the proposal for the appointment of a director nominee does not receive the required affirmative vote of a simple majority of the votes cast, then the director will not be elected and the position on our Board that would have been filled by the director nominee will become vacant. Our Board can fill the vacancy upon the recommendation of the N&G Committee, in accordance with our Bye-laws, with that director subject to election by our shareholders at the next following Annual General Meeting.

DIRECTOR NOMINEES

Name	Age(1)	Position(s)	Director Since
Richard S. Hill	68	Chair of the Board	2016
Matthew J. Murphy	47	Director, President and Chief Executive Officer	2016
Tudor Brown	61	Director	2016
Brad Buss	56	Director	2018
Edward Frank	63	Director	2018
Bethany Mayer	58	Director	2018
Michael Strachan	71	Director	2016
Robert E. Switz	73	Director	2016

(1)	The age of each director is provided as of the Record Date.

Richard S. Hill has served as our Chair of the Board since May 2016. Mr. Hill served as the Interim President and Chief Executive Officer of NortonLifeLock Inc.(formerly known as Symantec Corp.) from May 9, 2019 until November 8, 2019. Mr. Hill has served as a member of the board of directors of Xperi (formerly Tessera Technologies), a technology and intellectual property licensing firm, since August 2012 and as Chairman of its board since March 2013. Mr. Hill also served as Xperi’s Interim Chief Executive Officer from April 2013 until May 2013. Mr. Hill previously served as the Chairman and Chief Executive Officer and member of the board of directors of Novellus Systems Inc. until its acquisition by Lam Research Corporation in June 2012. Before joining Novellus in 1993, Mr. Hill spent 12 years with Tektronix Corporation, a leading designer and manufacturer of test and measurement devices. Presently, Mr. Hill is a member of the boards of directors of Xperi, Arrow Electronics, Inc., and Cabot Microelectronics Corporation. Within the past five years, Mr. Hill served as a director of Autodesk, Planar Systems, Inc., Yahoo Inc. and NortonLifeLock Inc. Mr. Hill received a Bachelor of Science in Bioengineering from the University of Illinois in Chicago and a Master of Business Administration from Syracuse University.

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Mr. Hill brings to the Board his extensive expertise in executive management and engineering for technology companies, as well as considerable directorial and governance experience developed through his service on the boards of directors of several public companies.

Matthew J. Murphy is Marvell’s President and Chief Executive Officer. He has led the company since joining in July 2016 and also serves as a member of the Board. In his role as President and Chief Executive Officer, Matt is responsible for leading new technology development, directing ongoing operations and driving Marvell’s growth strategy. Prior to joining Marvell, Matt worked for Maxim Integrated, a designer, manufacturer and seller of analog and mixed signal integrated circuits, for 22 years, where he advanced through a series of business leadership roles over two decades. Most recently, from 2015 to 2016 he was Executive Vice President, Business Units, Sales and Marketing. In this capacity he had company-wide profit and loss responsibility, leading all product development, sales and field applications, marketing and central engineering. From 2011 to 2015, he was Senior Vice President of the Communications and Automotive Solutions Group, leading the team that developed differentiated solutions for those markets. From 2006 to 2011, he was Vice President, Worldwide Sales & Marketing during a time when Maxim’s sales expanded significantly. Prior to 2006, he served in a variety of business unit management and customer operations roles. In prior roles, Matt led the company’s communications, data center, and automotive business groups, all of which experienced significant growth under his leadership. Matt serves on the board of directors of eBay Inc. Matt earned a Bachelor of Arts from Franklin & Marshall College and is a graduate of the Stanford Executive Program.

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Mr. Murphy brings to the Board both extensive industry knowledge and, as a result of his day-to-day involvement in the Company’s business, insight and information related to the Company’s strategy, financial condition, operations, competitive position and business.

Tudor Brown has served as a director since December 2016. Mr. Brown, who has decades of leadership experience in the semiconductor industry, also serves on the boards of the Lenovo Group, Garrison Technology and the Semiconductor Manufacturing International Corporation, and until 2018 served on the board of Xperi (formerly Tessera Technologies). Previously, Mr. Brown was one of the founding members and, until May 2012, President of ARM Holdings plc, a publicly-traded semiconductor IP and software design company, now a wholly-owned subsidiary of the Softbank Group. During his tenure, he served in a range of leadership roles, including Chief Technical Officer, Chief Operating Officer and President. He also served for more than a decade on the company’s board of directors through his retirement in May 2012. Earlier in his career, Mr. Brown held leadership engineering roles at Acorn Computers and Sension. Mr. Brown, who earned a Master of Arts in Electrical Sciences from Cambridge University, holds a patent in low-power logic, and has been honored both as a Fellow of the Institution of Engineering and Technology, and as a Fellow of the Royal Academy of Engineering.

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Mr. Brown brings to the Board his experience as a founder and senior executive of one of the world’s most successful semiconductor technology and licensing companies, along with his strong operational experience and deep industry knowledge.

Brad Buss has served as a director since July 2018. Mr. Buss was the Chief Financial Officer of SolarCity Corporation, a provider of solar energy services, from 2014 until he retired in February 2016. Mr. Buss served as the Executive Vice President of Finance and Administration and Chief Financial Officer of Cypress Semiconductor Corporation from 2005 to June 2014. Mr. Buss also held prior financial leadership roles with Altera Corporation, Cisco Systems, Inc., Veba Electronics LLC and Wyle Electronics, Inc. Mr. Buss serves on the board of directors for Advance Auto Parts, Inc as well as for a few private companies. Within the past five years, Mr. Buss served as a director of Tesla Motors Inc., CaféPress, Inc. and Cavium Inc. (which Marvell acquired in July 2018). Mr. Buss holds a Bachelor of Arts in economics from McMaster University and an Honors Business Administration degree, majoring in finance and accounting, from the University of Windsor.

•	Mr. Buss brings to the Board his executive experience and his financial and accounting expertise with both public and private companies in the semiconductor industry and other diverse industries.

Edward Frank has served as a director since July 2018. Dr. Frank has served as a Co-Founder and the Chief Executive Officer of Brilliant Lime, a developer of silicon, systems, and software products, since October 2017. Dr. Frank co-founded Cloud Parity Inc., a voice-of-the-customer startup in the San Francisco Bay Area, in late 2013 and served as its Chief Executive Officer until September 2016. From 2009 through 2013, Dr. Frank was Vice President of Macintosh Hardware Systems Engineering at Apple Inc. Before joining Apple, Dr. Frank was Corporate Vice President of Research and Development at Broadcom Corporation. Prior to joining Broadcom, Dr. Frank was the founding Chief Executive Officer of Epigram, Inc., a developer of integrated circuits and software for home networking, which Broadcom acquired in 1999. Dr. Frank serves on the board of directors of Analog Devices, Inc. and is an advisor to, or board member for, several privately held Bay Area venture capital firms and startups. Within the past five years, Dr. Frank served as a director of Amesite Inc., Quantenna Communications, Inc. and of Cavium Inc. (which Marvell acquired in July 2018). Dr. Frank holds a Bachelor of Science in Electrical Engineering and Master of Science in Electrical Engineering from Stanford University and a Ph.D. in Computer Science from Carnegie Mellon University, where he also serves on the Board of Trustees. In 2018, Dr. Frank was elected to the National Academy of Engineering for his contribution to the development and commercialization of wireless networking products. He is also a Fellow of the IEEE, and an NACD Board Leadership Fellow.

•	Dr. Frank brings to the Board his substantial experience in the design, manufacture, sale and marketing of semiconductors and his extensive executive leadership experience.

Bethany Mayer was appointed to the Board in May 2018. Ms. Mayer is an executive partner with Siris Capital Group LLC, a private equity firm. Ms. Mayer served as Executive Vice President of Corporate Development and Technology of Sempra Energy, an energy infrastructure company, from November 2018 to

January 2019. From 2014 through 2017, she was the President, Chief Executive Officer and a board member of Ixia, a market leader in test, visibility and security solutions acquired by Keysight Technologies in 2017. From 2011 through 2014, Ms. Mayer served as Senior Vice President and General Manager of HP’s Networking Business unit and the NFV business unit. From 2010 until 2011, she served as Vice President, Marketing and Alliances, for HP’s Enterprise Servers Storage and Networking Group. Prior to joining HP, she held leadership roles at Blue Coat Systems, Cisco and Apple Computer. Presently, Ms. Mayer is a member of the board of directors of Box, Inc., LAM Research Corporation, and Sempra Energy. Within the past five years, Ms. Mayer was a director of Ixia, Delphi Automotive, Datastax Inc and Snaproute Inc. She holds a Master of Business Administration from CSU-Monterey Bay and a Bachelor of Science in Political Science from Santa Clara University.

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In addition to her public company Board experience, Ms. Mayer brings to the Board deep domain expertise in networking, high speed communication and security gained over 25 years of experience serving in executive roles in both public and private companies.

Michael Strachan has served as a director since May 2016. Mr. Strachan retired from Ernst & Young LLP in December 2008. From July 2007 until December 2008, he was a member of Ernst & Young’s America’s Executive Board, which oversaw the firm’s strategic initiatives in North and South America. From July 2006 to December 2008, he was also a member of Ernst & Young’s U.S. Executive Board, which oversaw partnership matters in the U.S. for the firm. From July 2000 through December 2008, he was Vice Chairman and Area Managing Partner for Ernst & Young offices between San Jose, California and Seattle, Washington, and was responsible for oversight of the firm’s operations in that area. He began his career at Ernst & Young in 1976. From March 2009 to May 2014, he was a director at LSI Logic, including Chairman of the audit committee for most of that time. Mr. Strachan holds a Bachelor of Science in Accounting from Northern Illinois University.

•	Mr. Strachan brings to the Board deep expertise relating to finance and accounting matters and extensive business management, governance and leadership experience.

Robert E. Switz has served as a director since May 2016. Mr. Switz was the Chairman, President and Chief Executive Officer of ADC Telecommunications, Inc., (“ADC”), a supplier of network infrastructure products and services from August 2003 until December 2010, when Tyco Electronics Ltd. acquired ADC. Mr. Switz joined ADC in 1994 and throughout his career there held numerous leadership positions. Prior to ADC, Mr. Switz spent six years at Burr-Brown Corporation, most recently as Chief Financial Officer, Vice President of European Operations and Director of the Systems and Ventures Business. Mr. Switz has served as the Chairman of the Board of Micron Technology, Inc. since 2012. In addition to serving on the board of Micron, Mr. Switz also serves as a director of FireEye, Inc. During the past five years, he served as a director of Gigamon, Inc., GT Advanced Technologies, and as lead independent director of Broadcom Corporation until its merger with Avago Technologies Limited. Mr. Switz received a Bachelor of Science in Business Administration from Quinnipiac University and a Master of Business Administration in Finance from the University of Bridgeport.

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Mr. Switz brings to the Board his extensive global operations, financial and general management experience and expertise, as well as considerable directorial and governance experience developed through his service on the boards of directors of several public companies.

There are no family relationships among any of our director nominees and executive officers.

CORPORATE GOVERNANCE AND

MATTERS RELATED TO OUR BOARD OF DIRECTORS

Shareholder Engagement and Corporate Governance

We believe that regular, transparent communication with our shareholders and other stakeholders is essential to the Company’s long-term success. We value the views of our shareholders and other stakeholders, and the input that we receive from them is a cornerstone of our corporate governance practices.

Our Board and management team have made a meaningful effort to engage with our shareholders and other stakeholders. We hold investor day conferences, usually in New York City, approximately every other year. In addition to our investor day conferences, our Chief Executive Officer and Chief Financial Officer hold in-person and teleconference meetings every year with many of our institutional investors. We also participate at various investor conferences. Our engagement activities have resulted in our receiving valuable feedback from our shareholders and other stakeholders who have provided important external viewpoints that inform our decisions and our strategy.

We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our shareholders. We periodically review our corporate governance policies and practices (the “Corporate Governance Guidelines”) and compare them to those suggested by various authorities in corporate governance and the practices of other public companies.

Corporate Governance Guidelines

Our Board has adopted a set of Corporate Governance Guidelines to establish a framework within which it will conduct its business. The Corporate Governance Guidelines provide, among other things, that:

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If the Company has a member of management (or otherwise non-independent Board member) serving as Chair of the Board, our Board shall designate a lead independent director who, among other duties, is responsible for presiding over executive sessions of independent directors;

•	A majority of the directors must be independent;

•	Our Board shall appoint all members and chairs of the Board committees;

•	The N&G Committee screens and recommends Board candidates to our Board;

•	The audit committee, ECC and N&G Committee must consist solely of independent directors; and

•	The independent directors shall meet regularly in executive session without the presence of the non-independent directors or members of our management.

We also provide our directors training on issues facing us and on subjects that would assist the directors in discharging their duties. Our Board may modify the Corporate Governance Guidelines from time to time, as appropriate. The Corporate Governance Guidelines can be found on our website (www.marvell.com) in the investor relations section. None of the material on our website is part of this proxy statement or is incorporated by reference herein.

Corporate Social Responsibility, Environment and Human Rights

“We seek to become a corporate responsibility leader in our industry. We are committed to conducting business in accordance with applicable laws and regulations and we strive to be a socially and environmentally responsible company by drawing upon internationally recognized standards and best practices.”

—Matt Murphy, Marvell’s President and Chief Executive Officer.

We have recently joined the U.N. Global Compact — an organization of over 9,500 companies in over 160 countries whose strategies and operations are aligned with universal principles on human rights, labor, environment and anti-corruption, and who take actions that advance societal goals.

Our corporate social responsibility program is modeled on the Sustainability Accounting Standards Board (SASB) standard for the semiconductor industry.

We believe that corporate social responsibility initiatives have the potential to create long-term value for the Company and our shareholders by:

•	facilitating our revenue growth by strengthening our competitive positioning;

•	enhancing our ability to attract long-term capital and long-term investors;

•	helping us to reduce costs and to mitigate regulatory and reputational risks;

•	encouraging collaboration with our shareholders and other stakeholders;

•	improving employee perception of the Company which helps us to attract, retain, and motivate our employees; and

•	optimizing our facilities related capital expenditures.

Our commitment to advance social and environmental responsibility and business ethics extends to our supply chain though our Supplier Code of Conduct and our Policy Statement on Conflict Minerals.

Board Oversight of Corporate Social Responsibility

Our Board recognizes the importance of our corporate social responsibility initiatives and the need to provide effective oversight.

Pursuant to its committee charter, our N&G Committee maintains formal oversight responsibilities of our corporate social responsibility program. Our senior management, including the Chief Compliance Officer, reports quarterly on these matters to the N&G Committee. As part of the N&G Committee’s goal of building a diverse board, the N&G Committee is actively seeking out highly qualified diverse candidates (including women and minority candidates) to add to the Board. The N&G Committee is also responsible for reviewing the diversity of the Company’s executive officers and other employees.

Our audit committee also receives quarterly updates from our senior executives on our compliance programs including our corporate social responsibility initiatives. In addition, our Chief Compliance Officer discusses these matters with the Chair of the audit committee on a regular basis each quarter.

Our ECC is responsible for overseeing a number of matters relating to our employees, including the management of risks relating to human capital management, executive compensation plans and arrangements, as well as our compensation plans that generally apply to all employees, including our pay equity programs. Our ECC quarterly receives updates from our senior executives on employee recruitment and attrition, and our Board regularly receives the results of various surveys conducted of our employees.

Where to Find Our Policies and Reports on our Corporate Social Responsibility Initiatives

Our Human Rights Policy, Environmental, Health and Safety Policy, Code of Business Conduct and Ethics, Supplier Code of Conduct and our Policy Statement on Conflict Minerals are available on our website (www.marvell.com) in the corporate governance section of our investor relations webpage and our CSR Policy is on the global citizen section of the website. None of the material on our website is part of this proxy statement or is incorporated by reference herein. We currently report on our corporate social responsibility initiatives to our stakeholders (e.g., customers and investors) through platforms such as EcoVadis and Institutional Shareholder Services Inc. (ISS). In addition, we are looking to add other avenues within which to share our progress.

Supplier Code of Conduct

We rely on our suppliers to meet our high standards as well as industry expectations to ensure that working conditions in their operations are safe, that employees and contractors are treated with respect and dignity, and that business operations are environmentally responsible and conducted ethically.

Our Supplier Code of Conduct, which was updated in fiscal 2020, applies to our suppliers, their employees, agents and subcontractors, and sets forth our expectations of our suppliers and business partners, including:

•	Compliance with laws and regulations;

•	Business practices and ethics;

•	Health and safety;

•	Labor practices and human rights;

•	Environmental protection;

•	Compliance with RBA Code of Conduct;

•	Responsible sourcing;

•	Audits and assessments; and

•	Reporting questionable or illegal behavior.

Environment

We have adopted an Environmental, Health and Safety Policy, which is part of our corporate social responsibility program that deals with various issues including:

•	preventing or reducing pollution to the environment through programs that reduce environmental impacts and conserve natural resources;

•	understanding and compliance with applicable legal and other requirements;

•	establishing environmental management systems to meet changing business and regulatory needs;

•	protecting the health and safety of all individuals affected by our activities, including our employees and contractors, and identifying opportunities to reduce workplace hazards and risks; and

•	requiring environmental, health and safety compliance from our employees, suppliers, vendors and sub-contractors.

Some of the steps we have taken in the past to reduce our energy use and our ecological footprint include the following:

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As part of our annual budgeting process we review our five-year facilities capital plan. As part of this process, we review potential technology upgrades within our facilities that we believe will increase the operational effectiveness of our mechanical and electrical systems.

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As a responsible steward of the environment, we are focused on the careful disposal of the electronic products we produce and distribute. We actively support the protection of the environment by efficiently repurposing and reselling our usable equipment and recycling electronic equipment that has reached the end of its lifecycle or is uneconomical to repair.

Human Rights, Diversity and Inclusion

We strive to conduct our business in a manner that respects the rights and dignity of all people. Our employees are our most important resource and our policies reflect our commitment to respect and protect internationally recognized human rights.

The first of the four “Core Behaviors” that we require of, and train each of our employees on, is “Act with integrity and treat everyone with respect”, and in particular to “be inclusive and embrace the diversity of people and opinions.”

We are committed to honoring human rights in conformance with the International Labour Organization (ILO) standards. Our Human Rights Policy reflects our commitment to protecting the human rights of all people, including minorities and women. We do not tolerate human rights abuses, including but not limited to harsh or inhumane treatment, and we do not engage in any activity that solicits or encourages human rights abuses. We strive to build trust, deliver mutual advantage and demonstrate respect for human dignity and rights in our relationships, including respect for cultures, customs and values of individuals and groups.

We apply fair labor standards and practices, while respecting the laws and regulations of countries and communities where we operate. We are committed to providing equal opportunity in all aspects of employment, including equitable compensation for work performed, and we do not tolerate unlawful or unethical workplace conduct, such as discrimination, intimidation, harassment, or retaliation. In addition, our employees enjoy the freedom of association.

We also follow the Ten Principles of the United Nations Global Compact on human rights, labor, environment and anti-corruption. We are committed to making the UN Global compact and its principles part of our strategy, culture and day-to-day operations, and to engaging in collaborative projects which advance the broader development goals of the United Nations, particularly the Sustainable Development Goals.

Our Code prohibits child labor or forced labor and we are committed to preventing these practices in our operations and our supply chain.

Our internal Ethics, Compliance and Human Rights Committee, which includes members of our executive team, is responsible for periodically reviewing the human rights program and supporting the Chief Compliance Officer with future initiatives to improve the program’s performance and effectiveness.

Philanthropy

We strive to make positive contributions in the communities in which we operate and encourage our employees to do the same. Our employees have a long history of demonstrating generosity, whether through a food drive, a holiday giving program, or by donating their time volunteering or sharing their expertise, our employees show compassion to help communities in need. The Company’s corporate philanthropy is principally directed to educational and humanitarian endeavors.

Areas of focus for our philanthropic activities in fiscal 2020 included the following:

•	supporting organizations that combat hunger, poverty and homelessness;

•	providing educational opportunities (STEM K-12); and

•	supporting community projects or initiatives to enrich the lives of our neighbors.

In addition, in the wake of the COVID-19 pandemic, we put into place multiple programs supporting those impacted by the pandemic. We created a $1.5 million Community Relief Fund to support local programs in the communities where we have a significant presence. We also instituted a special charitable giving match opportunity for our employees, encouraging them to give what they can to help their local communities. Beneficiaries of our program included food banks, homelessness prevention systems, financial support foundations providing for those disproportionately impacted by COVID-19, organizations providing health and safety assistance, and other humanitarian aid to those at risk. In addition to the fund, we pledged to donate the entirety of our cafeteria budget from our Santa Clara, California office, a sum of approximately $250,000 per month, to the Second Harvest Food Bank of Silicon Valley.

Political Contributions

We don’t endorse candidates or make political contributions, including donations to any political party, candidate for political office or party official. We don’t sponsor a PAC (political action committee), and we don’t contribute to PACs.

Business Conduct and Ethics

Our policies are designed to promote ethical conduct and compliance with applicable laws and regulatory requirements. Our Code of Business Conduct and Ethics (the “Code”) applies to the members of our Board, all employees (including our principal executive officer, our principal financial officer, our principal accounting officer, our controller and any person performing similar functions) and contractors/contingent workers. Our Code provides the framework for the business practices and behaviors that support our commitment to:

•	honest and ethical business conduct, including fair dealing and the ethical handling of actual or apparent conflicts of interest;

•	protecting our legitimate business interests, including our assets and corporate opportunities;

•	compliance with the laws and regulations in every jurisdiction where we do business;

•	full, fair, accurate, timely and understandable disclosures about the Company, our business and financial results;

•	the confidentiality of information entrusted to our employees, officers, directors and contractors by the Company or our customers or other third parties; and

•	accountability for adherence to the Code, including fair processes by which to determine violations.

Our employees, suppliers and other business partners are the eyes and ears of our organization and are in a position to see or hear things that we cannot, such as violations of our Code, or improper or unethical business practices. Because of that, we provide avenues for reporting concerns about unethical behavior or violations of the Code or the law, including contacting the Compliance Team at compliance@marvell.com, speaking with any manager or human resources, or contacting our confidential Ethics Concern Line. We do not retaliate against anyone that makes a good faith report about questionable behavior.

Our Code and compliance programs are regularly reviewed by our audit committee including reviews of any compliance concerns that have been raised. Our Board reviews and approves all material changes to our Code. We will disclose future waivers, if any, of our Code on our website or in a Current Report on Form 8-K filed with the SEC within four business days following the date of such waiver.

Compensation Committee Interlocks and Insider Participation

During fiscal 2020, the ECC consisted of the following persons: Robert E. Switz, Oleg Khaykin, Tudor Brown, and Donna Morris.

None of the members of the ECC who served during fiscal 2020 is a current or former officer or employee of us or our subsidiaries or had any relationship with us not otherwise disclosed herein under applicable SEC rules. In addition, to our knowledge, there are no compensation committee interlocks between us and other entities involving our executive officers or directors who serve as executive officers or directors of such other entities.

Director Qualifications

We are required to have a majority of independent directors who meet the definition of “independent director” under applicable rules of the U.S. Securities and Exchange Act of 1934, as amended (the “Exchange

Act”) and Nasdaq and SEC rules. Pursuant to our Corporate Governance Guidelines, we are required to have at least one member of our Board who meets the criteria for an “audit committee financial expert” as defined by Nasdaq and the SEC. We also believe it is appropriate for our Chief Executive Officer to participate as a member of our Board. Our Corporate Governance Guidelines provide that no individual who has attained the age of 75 as of the date of our Annual General Meeting is eligible to be nominated for election at the Annual General Meeting, absent a waiver from our Board.

The N&G Committee believes that the following specific, minimum qualifications must be met by a nominee for the position of director:

•	The highest personal and professional ethics and integrity;

•	The ability to work together with other directors, with full and open discussion and debate as an effective, collegial group;

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Current knowledge and experience in our business or operations, or contacts in the community in which we do business and in the industries relevant to our business, or substantial business, financial or industry-related experience; and

•	The willingness and ability to devote adequate time to our business.

When making its determination whether a nominee is qualified for the position of director, the N&G Committee may also consider such other factors as it may deem in the best interests of the Company and its shareholders, such as the following qualities and skills:

•	Relationships that may affect the independence of the director or conflicts of interest that may affect the director’s ability to discharge his or her duties;

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Diversity of perspective, opinion, experience and background of the proposed director, including the need for financial, business, academic, public sector or other expertise on our Board or its committees, as well as gender and ethnic diversity; and

•	The fit of the individual’s skills and experience with those of the other directors and potential directors compared to the Company’s needs.

When evaluating a candidate for nomination, the N&G Committee does not assign specific weight to any of these factors or believe that all of the criteria should necessarily apply to every candidate. In addition, as part of the N&G Committee’s goal of building a diverse board, the N&G Committee is actively seeking out highly qualified diverse candidates (including women and minority candidates) to add to the Board.

The Board assesses the effectiveness of the N&G Committee during the annual Board evaluation process.

Identifying and Evaluating Nominees for Director

The N&G Committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of our Board. Candidates considered for nomination to our Board may come from several sources, including current and former directors, professional search firms and shareholder nominations. The N&G Committee will consider all persons recommended in the same manner, regardless of the source of nomination.

A shareholder seeking to recommend a prospective nominee for the N&G Committee’s consideration should submit the candidate’s name and qualifications to our Secretary at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda. Nominees for director are evaluated by the N&G Committee, which may retain the services of a professional search firm to assist it in evaluating potential nominees.

Our Bye-laws permit proxy access for shareholders. Shareholders who wish to nominate directors for inclusion in our proxy statement, or directly at an Annual General Meeting in accordance with the procedures in our Bye-laws, should see “Future Shareholder Proposals and Nominations for the 2021 Annual General Meeting” in this proxy statement for further information.

Board Leadership Structure

At the present time, the roles of Chief Executive Officer and Chair of the Board are separate. In May 2016, Richard S. Hill was appointed to the Board and designated as non-executive Chair. Because we have an independent, non-executive Chair, the independent directors on the Board have not designated a lead independent director. However, in the event the independent Board members would designate a lead independent director, his or her duties are set forth in our Corporate Governance Guidelines described above. Our separate Chair and Chief Executive Officer roles enable our independent Chair to oversee our Board and corporate governance matters and our Chief Executive Officer to lead the Company’s business. This structure facilitates effective oversight, and further strengthens our Board’s independent leadership and commitment to enhancing shareholder value and sound governance.

Board Meeting Attendance

There were sixteen meetings of our Board in fiscal 2020, as well as numerous committee meetings. The number of meetings of each committee is set forth below in “Committees of our Board.” Each director attended at least 75% of the total number of meetings of our Board and committees on which such director served during the period such director served on the Board or committee and, on average, our directors had an attendance rate in fiscal 2020 of approximately 92%. The independent directors met regularly in executive session in fiscal 2020 without the presence of the non-independent directors or members of our management.

Committees of our Board

Our Board has three standing committees: the audit committee, the ECC and the N&G Committee. Committee membership as of the Record Date was as follows:

NAME	AUDIT	ECC	N&G
Tudor Brown	—	Member	—
Brad Buss	Member	—	—
Edward Frank	—	—	Member
Richard S. Hill (Chair)	—	—	—
Oleg Khaykin	—	Member	Chair
Bethany Mayer	Member	—	—
Donna Morris	—	Member	Member
Michael Strachan	Chair	—	—
Robert E. Switz	—	Chair	—
Fiscal 2020 Number of Meetings	12	10	5

Our Board has adopted written charters for each of these committees, and copies of the charters are available on our website (www.marvell.com) in the corporate governance section of our investor relations webpage. Each of the committee charters is reviewed annually by the respective committee, which may recommend appropriate changes for approval by our Board. None of the material on our website is part of this proxy statement or is incorporated by reference herein.

Audit Committee

The audit committee’s responsibilities are generally to assist our Board in fulfilling its responsibility to oversee the quality and integrity of the accounting, auditing and reporting practices of the Company. The audit committee’s purpose is to oversee management’s conduct of our accounting and financial reporting process. The audit committee also, among other things, reviews financial reporting filings with the SEC prior to issuance, appoints our independent registered public accounting firm, oversees our internal audit function and the independent registered public accounting firm, and reviews and discusses with management and our independent registered public accounting firm the adequacy and effectiveness of our internal control over financial reporting as reported by management. The audit committee also reviews, ratifies and/or approves related party transactions. The audit committee has historically met three times each quarter and at such additional times as are necessary or advisable.

Our Board has determined that each member of the audit committee meets the applicable independence, experience and other requirements of the Exchange Act, Nasdaq and the SEC. Our Board has determined that Messrs. Strachan and Buss are “audit committee financial experts” as defined by applicable Nasdaq and SEC rules.

Executive Compensation Committee (“ECC”)

The ECC has the authority to determine the compensation for our Chief Executive Officer and all other executive officers. In addition, the ECC is responsible for administering incentive compensation and equity-based award programs for non-executive employees and reviewing and recommending changes to such plans.

A subcommittee of the ECC comprised of Mr. Switz meets monthly to approve new hire and secondary equity grants for non-executive officers and employees. The subcommittee met twelve times in fiscal 2020. For more detail with respect to our equity grant practices, please see “Executive Compensation — Other Factors Considered in Determining Executive Compensation — Equity Grant Practices” below.

Our Board has determined that each member of the ECC meets the applicable independence requirements of Nasdaq and the SEC. In addition, each member of the ECC is an “outside director” under Section 162(m) of the Internal Revenue Code, and a “non-employee director” under Section 16 of the Exchange Act.

Nominating and Governance Committee (“N&G Committee”)

The N&G Committee is responsible for developing and implementing policies and practices relating to corporate governance, including evaluating and monitoring implementation of our Corporate Governance Guidelines. The N&G Committee also reviews director compensation and recommends any changes to the Board, studies and reviews with the Board the size and composition of our Board and its committees and screens and recommends candidates for election to our Board. The N&G Committee also reviews periodically with the Chair of the Board and the President and Chief Executive Officer the succession plans relating to positions held by executive officers, among other responsibilities.

Our Board has determined that each member of the N&G Committee meets the independence requirements of Nasdaq and the SEC.

Role of Compensation Consultants and Absence of Conflict of Interest with Respect Thereto

The ECC engages executive compensation consulting firms to provide advice and market data relating to executive compensation. Such compensation consulting firms serve at the discretion of the ECC. Compensia Inc. (“Compensia”) was engaged to provide advice and market data in fiscal 2020. The compensation consultant serves at the discretion of the ECC and provides analysis, advice and guidance with respect to executive compensation.

The ECC charter provides that the ECC shall be directly responsible for the appointment, compensation and oversight of the work of any committee adviser retained by it, and the Company shall provide for appropriate funding, as determined by the ECC, for payment of reasonable compensation to any committee adviser, and ordinary administrative expenses of the ECC that are necessary or appropriate in carrying out its duties. The ECC may select a committee adviser, and receive advice from a committee adviser, only after taking into consideration all factors relevant to that person’s independence from the Company’s management, specifically including the following:

•	The provision of other services to the Company by the committee adviser’s employer;

•	The amount of fees received from the Company by the committee adviser’s employer, as a percentage of the total revenue of the committee adviser’s employer;

•	The policies and procedures of the committee adviser’s employer that are designed to prevent conflicts of interest;

•	Any business or personal relationship of the committee adviser with a member of the ECC;

•	Any stock of the Company owned by the committee adviser; and

•	Any business or personal relationship of the committee adviser or the committee adviser’s employer with an executive officer of the Company.

Under SEC rules, the ECC must determine whether any work completed by a compensation consultant raised any conflict of interest, after considering the six independence-related factors listed above. For fiscal 2020, the ECC reviewed these six factors as they apply to Compensia and identified no conflicts of interest.

Additional information concerning the compensation policies and objectives established by the ECC and the respective roles of our Chief Executive Officer and the compensation consultants in assisting with the determination of compensation for each of the executive officers named in the Summary Compensation Table, referred to in this proxy statement as our “named executive officers,” is included under the heading “Executive Compensation.”

Director Nominations

The N&G Committee identifies, recruits and recommends to our Board, and our Board approves, director nominees for election at each Annual General Meeting and new directors for election by our Board to fill vacancies that may arise. Under our Bye-laws, any director appointed by our Board is required to be voted upon by shareholders at our next Annual General Meeting.

The nominees for election at this Annual General Meeting were recommended and approved by the N&G Committee and our Board, respectively. The N&G Committee will consider proposals for nomination from shareholders that are made in writing to our Secretary at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda that are timely and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. For general information regarding shareholder proposals and nominations, see “Future Shareholder Proposals and Nominations for the 2021 Annual General Meeting” included in this proxy statement.

Shareholder Communications with Our Board

Our Board has established a process for shareholders to send communications to our directors. If you wish to communicate with our Board or individual directors, you may send your communication in writing to: Chief Administration and Legal Officer and Secretary, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054. You must include your name and address in the written communication and state whether you are a shareholder. The Chief Administration and Legal Officer and Secretary (or other officer acting in such capacity) will compile all such communications and forward appropriate communications to the relevant director or directors or committee of our Board based on the subject matter, or to the director or directors to whom such communication is addressed.

Director Independence

Our Board has determined that, among the nonemployee nominees for director at this Annual General Meeting, each of Ms. Mayer, and Messrs. Brown, Buss, Frank, Hill, Strachan and Switz is “independent” as such term is defined by the rules and regulations of Nasdaq and the SEC. Our Board has also determined that, among the nonemployee directors who are not standing for reelection at this Annual General Meeting, both Ms. Morris and Mr. Khaykin, are independent. In addition, former director Syed Ali was independent during the period he served on the Board. For a director to be considered independent, our Board must affirmatively determine that neither the director nor any member of his or her immediate family has had any direct or indirect material relationship with us within the previous three years.

Our Board considered certain relationships, transactions and/or arrangements with each of the directors including those listed below and concluded that none of the above nonemployee directors, or any of their immediate family members, has or has had within the previous three years any relationship with us that would impair his or her independence.

Mr. Khaykin, a member of our Board and of our ECC and N&G Committees, is the Chief Executive Officer, President and Director of Viavi Solutions, Inc, which sold equipment to the Company during the most recent fiscal year. Purchases from Viavi Solutions were made in the ordinary course of business, on commercially reasonable terms and represented less than 1% of the revenue of the Company and less than 1% of the revenue of Viavi Solutions. The Board determined that Mr. Khaykin’s relationship with Viavi Solutions and the transactions between the Company and Viavi Solutions do not conflict with the elements of independence set forth in the Nasdaq listing standards. Therefore, the Board affirmatively determined that Mr. Khaykin is independent.

Ms. Morris, a member of our Board and of our ECC and N&G Committees, was the Executive Vice President, Employee Experience at Adobe Inc., during the fiscal year. Adobe, Inc. provided services in connection with the migration of the Company’s extranet during the most recent fiscal year. Purchases from Adobe, Inc. were made in the ordinary course of business, on commercially reasonable terms and represented less than 1% of the revenue of the Company and less than 1% of the revenue of Adobe, Inc. The Board determined that Ms. Morris’s relationship with Adobe, Inc. and the transactions between the Company and Adobe, Inc. do not conflict with the elements of independence set forth in the Nasdaq listing standards. Therefore, the Board affirmatively determined that Ms. Morris is independent.

Board’s Role in Risk Oversight

Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our liquidity, intellectual property, significant litigation matters and operations, as well as the risks associated with each of such items. Our ECC is responsible for reviewing with management the Company’s major compensation-related risk exposures. The audit committee reviews and discusses with management its program to identify, assess, manage and monitor significant business risks of the Company, including financial, operational, privacy, cyber-security, business continuity, legal and regulatory, compliance and reputational risks. The N&G Committee manages risks associated with the independence of our Board, potential conflicts of interest and corporate social responsibility. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

During fiscal 2020, our Board received reports on the most important strategic issues and risks facing the Company. In addition, our Board and its committees receive regular reports from our head of internal audit, our Chief Administration and Legal Officer, our Chief Compliance Officer and other senior management regarding enterprise risk management, litigation and legal matters, compliance programs and risks and other applicable risk-related policies, procedures and limits. We believe that our leadership structure supports our risk oversight function. As indicated above, certain important categories of risk are assigned to committees that review, evaluate and receive management reports on risk.

Risks Related to Our Compensation Policies and Practices

As noted above, our ECC is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as well as our compensation plans that generally apply to all employees. In May 2020, the ECC asked Compensia, the ECC’s compensation consultant, to perform a risk assessment of our compensation programs. The purpose of this review was to determine whether such programs might encourage excessive or inappropriate risk taking that could result in a material adverse effect on the Company. Compensia, with the assistance of our management, reviewed these programs, taking into consideration:

•	Pay mix;

•	Caps on incentive pay;

•	Performance measures;

•	Funding mechanisms; and

•	Plan governance.

The annual risk assessment concluded that the Company’s compensation programs do not contain incentives to take risks that could have a material adverse effect on the Company.

Director Stock Ownership Guidelines

Each director is expected to have a combination of common shares and unvested time-based restricted stock units with a value equal to five times his or her basic annual cash retainer. There is no specific timeline for compliance, although the Board or the N&G Committee may discuss the reasons for a shortfall with the subject director if it occurs more than five years after being guideline eligible. While below the guideline, at any time, there is a minimum holding expectation for 50% of net after tax shares following vesting of restricted stock units until the guideline is met.

Annual General Meeting Attendance

Although directors are encouraged to attend our Annual General Meetings, we do not have a formal policy requiring such attendance. All of the persons who were our independent directors at the time of last year’s Annual General Meeting attended the meeting in person or by telephone.

Compensation of Directors

Nonemployee directors receive both cash and equity compensation for their service as directors. Directors who are also employees of the Company do not receive any additional compensation for their service as directors.

The Board, upon the recommendation of the N&G Committee, is responsible for reviewing the director compensation program and approving any changes. In September 2019, the N&G Committee reviewed our directors’ compensation relative to the compensation peer group approved by the ECC. The N&G Committee, after consultation with Compensia, determined that certain compensation was below the median. Therefore, changes were made to the directors’ compensation as noted in the following table.

Cash Compensation

As amended in September 2019, the annual fees for our nonemployee directors for fiscal 2020 and fiscal 2021 are set forth below:

Cash Compensation Element*	Cash Compensation Program for Fiscal 2021($)	Cash Compensation Program for Fiscal 2020($)
Annual Retainer	75,000	60,000
Chair fee	110,000	100,000
Audit Committee Chair	30,000	25,000
Audit Committee Member	15,000	12,500
Executive Compensation Committee Chair	20,000	20,000
Executive Compensation Committee Member	10,000	10,000
Nominating and Governance Committee Chair	15,000	15,000
Nominating and Governance Committee Member	7,500	7,500

*	Compensation for fiscal 2020 was in effect in the first, second and third quarters of the fiscal year. Compensation for fiscal 2021 was in effect beginning with the fourth quarter of fiscal 2020.

The retainer fees are paid in quarterly installments in arrears and are prorated for length of service as appropriate. Nonemployee directors serving on a committee receive either the applicable chairmanship fee or the membership fee, but not both. Nonemployee directors are reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at Board and committee meetings. For a summary of the fiscal 2020 cash compensation paid to our nonemployee directors, please see the Director Compensation Table below.

Nonemployee directors have the ability to elect to take their cash compensation in the form of the Company’s fully vested common shares. Such election must be made during an open trading window in accordance with the Company’s trading policies. None of the nonemployee directors made such an election in fiscal 2020 other than Ms. Morris.

Equity Compensation

Our nonemployee directors are eligible to receive equity awards under the 1995 Stock Option Plan. Each nonemployee director who is elected or appointed at the Annual General Meeting is automatically granted, immediately following the Annual General Meeting, a restricted stock unit (“RSU”) award (the “Annual RSU Award”) for a number of shares with an aggregate fair market value equal to $220,000 (for the June 2019 meeting) and $235,000 (for the July 2020 meeting), which increase was effective as of September 2019. The Annual RSU Award vests as to 100% of the shares on the earlier of the one-year anniversary of the date of grant or the next Annual General Meeting. If a Board member joins the Board on a date after the Annual General Meeting, the Annual RSU Award is pro-rated based on the Board member’s length of service from joining the Board until the date of the next Annual General Meeting.

Director Compensation Table — Fiscal 2020

The following table sets forth the total compensation paid to each of our nonemployee directors serving in such capacity during any portion of fiscal 2020.

Board Members(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Syed Ali	24,066	0	24,066
Tudor Brown	73,750	217,802	291,552
Brad Buss	76,875	217,802	294,677
Edward Frank	71,250	217,802	289,052
Richard S. Hill	166,250	217,802	384,052
Oleg Khaykin	88,750	217,802	306,552
Bethany Mayer	76,875	217,802	294,677
Donna Morris(3)	0	298,992	298,992
Michael Strachan	90,000	217,802	307,802
Robert E. Switz	83,750	217,802	301,552

(1)	Mr. Ali did not stand for reelection at the 2019 Annual General Meeting and therefore did not receive the Annual RSU Award for fiscal 2020.
(2)

The dollar value of RSU awards shown represents the grant date fair value calculated on the basis of the fair market value of the underlying common shares on the grant date in accordance with FASB ASC Topic 718. The actual value that a director will realize on each RSU award will depend on the price per share of our common shares at the time shares underlying the RSUs are sold. There can be no assurance that the actual value realized by a director will be at or near the grant date fair value of the RSUs awarded.

(3)	Ms. Morris elected to receive director fees in stock instead of cash. In connection with this election, she received 3,289 shares during fiscal 2020 in lieu of $81,250 in cash.

The following table provides the number of shares subject to outstanding RSUs and stock options held at February 1, 2020 for each nonemployee director serving in that capacity during any portion of fiscal 2020, as applicable. Vesting of the nonemployee director RSUs is subject to the individual Board member’s continued service as of the vesting date. No nonemployee director currently receives stock options as compensation for his or her Board service.

Board Members(1)	Total RSU Awards Outstanding (#)	Total Stock Options Outstanding (#)	RSU Vesting Date
Syed Ali	—	—	—
Tudor Brown	9,216	—	June 28, 2020
Brad Buss	9,216	—	June 28, 2020
Edward Frank	9,216	—	June 28, 2020
Richard S. Hill	9,216	—	June 28, 2020
Oleg Khaykin	9,216	—	June 28, 2020
Bethany Mayer	9,216	—	June 28, 2020
Donna Morris	9,216	—	June 28, 2020
Michael Strachan	9,216	—	June 28, 2020
Robert E. Switz	9,216	—	June 28, 2020

(1)	Mr. Ali did not stand for reelection at the 2019 Annual General Meeting and therefore did not receive an Annual RSU Award for fiscal 2020.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Under Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement, together with the compensation tables and the narrative disclosure related thereto. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation as a whole.

The ECC oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. Our primary business objective is to create long-term value for our shareholders. To achieve this objective, the executive compensation program is intended to achieve the following goals:

•	Market Competitive: Provide a market-competitive level of total compensation opportunity that reflects the individual named executive officer’s role and ability to impact business performance.

•	Performance-Based: Establish an explicit link between compensation and both overall business results and shareholder returns over short- and long-term periods.

•	Long-Term Focused: Promote a long-term focus for our named executive officers through incentive compensation that vests over multiple years.

•	Aligned with Shareholders: Align the interests and objectives of our named executive officers with furthering our growth and creating shareholder value through distribution of equity.

The ECC believes that both the elements and level of fiscal 2020 compensation for our executive officers are consistent with the goals contained in our compensation philosophy, as well as the overall goal of emphasizing sustained share price growth, and that the performance-based equity awards further reinforce our compensation program goals.

Value Creation Awards. In fiscal 2020, we introduced a new form of equity incentive, referred to as a Value Creation Award or a VCA, that vests only in the event of a very substantial increase in shareholder value. This incentive was designed to substantially reward the recipients in the event the average stock price per share grows to more than $40 for a 100 calendar day period prior to April 15, 2023. That growth would represent an increase in Marvell’s market capitalization of approximately $11.6 billion (or 79%) over the market capitalization in effect on the date the grants were approved by the ECC. Because these awards are intended to cover a period through April 2023, it is not intended that this type of award be granted on a regular basis. However, the addition of this multi-year incentive means that the total value of equity awards granted to the named executive officers in fiscal 2020 is significantly higher than in the preceding or subsequent fiscal years. A more detailed description of the terms of the Value Creation Awards is provided in the Compensation Discussion and Analysis section below.

Before casting your vote on this proposal, please review the Compensation Discussion and Analysis, and the related compensation tables and narrative disclosure carefully to understand the design of our named executive officer compensation program.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual General Meeting:

“RESOLVED, that, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures be and is hereby APPROVED.”

The say-on-pay vote is advisory and, therefore, not binding on us, the ECC or our Board. However, the say-on-pay vote will provide us information regarding investor sentiment about our executive compensation philosophy, policies and practices, which the ECC will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our ECC value the opinions of our shareholders and, to the extent there is any significant vote against the named executive officer compensation, we will consider our shareholders’ concerns and the ECC will evaluate whether any actions are necessary to address those concerns. The say-on-pay vote is currently provided to shareholders on an annual basis. It is anticipated that the next advisory vote to approve named executive officer compensation will be conducted at our 2021 Annual General Meeting.

Board Recommendation and Required Vote

Our Board unanimously recommends that you vote FOR the approval of Proposal No. 2.

Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR Proposal No. 2. Assuming the presence of a quorum, the required vote to approve the proposal is the affirmative vote of at least a simple majority of votes cast and entitled to vote at the Annual General Meeting. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome.

PROPOSAL NO. 3

APPOINTMENT OF AUDITORS AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM, AND AUTHORIZATION OF THE AUDIT COMMITTEE TO FIX REMUNERATION

In accordance with Section 89 of the Companies Act, our shareholders have the authority to appoint our auditors and independent registered public accounting firm and to authorize the audit committee, acting on behalf of our Board, to fix the remuneration of such firm. At the Annual General Meeting, shareholders will be asked to appoint Deloitte & Touche as our auditors and independent registered public accounting firm and authorize the audit committee to fix the remuneration of Deloitte & Touche for the fiscal year ending January 30, 2021.

Board Recommendation and Required Vote

Our Board unanimously recommends that you vote FOR Proposal No. 3.

Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR the appointment of Deloitte & Touche and the authorization of the audit committee to fix its remuneration. Assuming the presence of a quorum, the required vote to approve the proposal is the affirmative vote of at least a simple majority of votes cast and entitled to vote at the Annual General Meeting. Abstentions and broker non-votes (unless the broker, bank or other nominee exercised discretionary authority to vote on such proposal) will be entirely excluded from the vote and will have no effect on the outcome. In the event that the shareholders do not re-appoint Deloitte & Touche at the Annual General Meeting, Deloitte & Touche shall hold office until a successor is appointed in accordance with Bermuda law and our Bye-laws.

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche has been our auditors and independent registered public accounting firm for our financial statements since February 22, 2016. Representatives of Deloitte & Touche are expected to be present at the Annual General Meeting, and they will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to any appropriate questions from shareholders.

Fees for Fiscal 2019 and Fiscal 2020

In addition to retaining Deloitte & Touche to audit the consolidated financial statements for fiscal 2020, we retained Deloitte & Touche to provide certain other professional services in fiscal 2020. The higher fees in fiscal 2019 were related to additional work done in connection with the acquisition of Cavium. The fees for fiscal 2019 and fiscal 2020 for each of the following categories of services are as follows:

Type of Fee	Fiscal 2020($)	Fiscal 2019($)
Audit fees(1)	4,729,092	7,895,315
Audit-related fees(2)	3,876,841	1,226,144
Tax fees(3)	482,768	1,488,501
All other fees(4)	396,741	484,910

Total Fees	9,485,442	11,094,870

(1)

Includes fees for audit services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements.

(2)

Includes fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including procedures to support statutory requirements and certain due diligence related to acquisitions.

(3)	Includes fees for tax compliance and advice and foreign tax matters.

(4)	Includes fees for all other non-audit services, including permissible business and advisory consulting services and a subscription to an accounting regulatory database.

Policy on Pre-Approval and Procedures

The engagement of Deloitte & Touche for non-audit accounting and tax services performed for us is limited to those circumstances where these services are considered integral to the audit services that Deloitte & Touche provides or in which there is another compelling rationale for using its services.

Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services for which the Company engages Deloitte & Touche require pre-approval by the audit committee. In June 2019, the audit committee approved a policy that allows the chair of the audit committee to pre-approve non-audit services to be provided by Deloitte & Touche without further approval of the full committee, on a case-by-case basis, provided the fees and expenses for such services do not exceed $500,000 per engagement and that all such pre-approvals are communicated to the full committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended February 1, 2020. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference in such filing.

The audit committee has reviewed and discussed our audited financial statements with management. The audit committee has reviewed and discussed the audited financial statements with Deloitte & Touche LLP including such items as are required to be discussed by the applicable standards of the Public Company Accounting Oversight Board. The audit committee has received from the independent registered public accounting firm, Deloitte & Touche LLP, the written disclosures and the letter required by the Public Company Accounting Oversight Board, and the audit committee has discussed with Deloitte & Touche LLP the independence of the independent registered public accounting firm.

After review of the discussions and written correspondence described above, as well as such other matters deemed relevant and appropriate by the audit committee, the audit committee recommended to our Board that the audited financial statements for the last fiscal year be included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2020. The audit committee appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending January 30, 2021, subject to our shareholders approving such appointment at the 2020 Annual General Meeting.

The Audit Committee of the Board

Michael Strachan, Chair

Brad Buss

Bethany Mayer

EXECUTIVE OFFICERS OF THE COMPANY

The following table shows information about our executive officers as of the Record Date:

Executives	Age	Position(s)
Matthew J. Murphy	47	Director, President and Chief Executive Officer
Jean Hu	56	Chief Financial Officer
Daniel Christman	48	EVP, Storage Business Group
Mitchell Gaynor	60	EVP, Chief Administration and Legal Officer and Secretary
Raghib Hussain	48	EVP, Networking and Processor Group and Chief Strategy Officer
Dean Jarnac	47	Senior Vice President of Worldwide Sales
Andrew Micallef	55	EVP, Chief Operations Officer

Matthew J. Murphy

Mr. Murphy’s biography is included with the biographies of the other members of the Board above.

Jean Hu has served as Marvell’s Chief Financial Officer since August 2016. In this role, Jean is responsible for the company’s financial planning and strategy, accounting and reporting, treasury and tax, as well as investor relations. She joined Marvell from QLogic Corporation, a manufacturer of networking server and storage networking connectivity and application acceleration products, where she was SVP and CFO from 2011 to 2016. She also served as Acting CEO at QLogic from May 2013 to February 2014 and from August 2015 to August 2016. From 2004 to 2011, she held several senior positions at Conexant Systems, Inc., including CFO, Treasurer and SVP of Business Development. Presently, Ms. Hu is a member of the Board of Directors of Fortinet. Jean earned a Ph.D. in Economics from Claremont Graduate University and a Bachelor of Science in Chemical Engineering from Beijing University of Chemical Engineering.

Daniel Christman has served as Executive Vice President of the Storage Business Group since January 2017. In this role, Dan oversees Marvell’s HDD, SSD and Data Center Storage Solutions. Dan joined Marvell in 2016 as Executive Vice President of Strategic Planning, before assuming his current role in 2017. From March 2015 through August 2016, Dan served as Chief Marketing Officer at ESS Technology, a manufacturer of computer multimedia products, where he was responsible for product roadmaps and strategy, as well as marketing and global customer relationships. Prior to that time, Dan spent 17 years at Maxim Integrated, which designs, manufactures and sells analog and mixed signal integrated circuits, in various executive and general management roles, most recently he served as Maxim’s Vice President and General Manager of the Human Interface Business Unit from 2011 through 2015. Dan earned a Bachelor of Science in Electrical Engineering from Rensselaer Polytechnic Institute and a Bachelor of Science in Physics from SUNY Oneonta and is a graduate of the Stanford Executive Program.

Mitchell Gaynor has served as Executive Vice President, Chief Administration and Legal Officer and Secretary since April 2017, having previously served as our Executive Vice President, Chief Legal Officer and Secretary since May 2016. Prior to joining Marvell, from 2011 to 2015 he served as Executive Vice President, General Counsel and Secretary at Juniper Networks, Inc., a developer and marketer of networking products. In addition, while at Juniper he held a variety of executive roles including Senior Vice President, General Counsel and Secretary from February 2008 to February 2011 and Vice President, General Counsel, and Secretary from February 2004 to February 2008. Prior to Juniper, he served as Vice President and General Counsel at Portal Software, Inc. from 1999 to 2004 and in senior legal roles at Sybase, Inc. from 1993 to 1999, including General Counsel from 1997 to 1999. Mitch began his legal career at Brobeck, Phleger and Harrison, LLP in 1984. He holds a Juris Doctor degree from the University of California, Hastings College of the Law, and a Bachelor of Arts in History from the University of California, Berkeley.

Raghib Hussain has served as Marvell’s Executive Vice President for the Networking and Processors Group since July 2018. He also serves as the company’s Chief Strategy Officer. Prior to joining Marvell in 2018, Raghib served as the Chief Operating Officer of Cavium, a company he co-founded in 2000. Prior to launching Cavium, Raghib held engineering roles at both Cisco and Cadence, and helped found VPNet, an enterprise security company. Raghib earned a Bachelor of Science in Computer Systems Engineering from NED University in Karachi, Pakistan, and a Master of Science in Computer Engineering from San Jose State University. He holds 30 patents in the fields of networking and security.

Dean Jarnac has served as our Senior Vice President of Worldwide Sales since August 2019. In this role, Dean is responsible for Marvell’s global direct and channel sales activities. He previously served as the Company’s Vice President of North America Sales and Global Distribution from April 2017 to August 2019. Prior to joining the Company, he served as the Vice President, America Sales at Samsung Electro-Mechanics, a multinational electronic component company, from August 2016 until April 2017 and as Director, Strategic Sales at Broadcom from January 2015 until July 2016. Prior to 2015 he held positions of increasing sales responsibility at Freescale, Altera and AMD. He graduated from Purdue University with a degree in Computer and Electrical Engineering and holds a Master of Business Administration from Boston University.

Andrew Micallef has served as Executive Vice President and Chief Operations Officer since June 2016. He is responsible for overseeing all of the Company’s manufacturing, procurement, supply chain management, logistics, quality, product and test engineering, as well as its information technology and facilities. In his role, Andy is also responsible for Marvell’s chip production and managing relationships with related vendors and process partners and is a 19-year veteran of the semiconductor industry. Prior to joining Marvell in 2016, he served as SVP Operations at Intersil, a semiconductor company, from January 2015 through June 2016 and VP Customer Engineering and Operations at Audience from July 2010 through January 2015. Prior to that, he held key leadership roles in operations at LSI from April 2007 through July 2010, and Agere Systems from September 2006 to April 2007. He has also played key operations and finance roles at Fujitsu-ICL Systems and IBM. Andy began his career as a mechanical and fluid systems design engineer with General Dynamics. He holds a Master of Business Administration and a Master of Science in Mechanical Engineering from the University of Michigan, and a Bachelor of Science in Mechanical Engineering from the University of Notre Dame.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our shares as of January 31, 2020, the last business day of our fiscal year, except as noted otherwise, for: `

•	Each person or entity who is known by us to own beneficially more than 5% of our outstanding shares;

•	Each of our directors and nominees for director;

•	Each of our named executive officers in the Summary Compensation Table of this proxy statement; and

•	All directors and executive officers as a group.

	Shares Beneficially Owned(1)
Name	Number	Percent**
5% Shareholders:
T. Rowe Price Associates, Inc.(2)	101,996,216	15.38
100 E. Pratt Street
Baltimore, Maryland 21202
FMR LLC(3)	100,604,659	15.17
245 Summer Street
Boston, Massachusetts 02210
The Vanguard Group(4)	63,069,941	9.51
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
BlackRock, Inc.(5)	42,249,035	6.37
55 East 52nd Street
New York, NY 10055
Wellington Group(6)	37,769,405	5.70
280 Congress Street
Boston, MA 02210

Directors and Named Executive Officers:
Richard S. Hill, Chair of the Board(7)	65,011	*
Matthew J. Murphy, Director, President and Chief Executive Officer(9)	137,451	*
Tudor Brown, Director(7)	10,068	*
Brad Buss, Director(7)	55,002	*
Edward Frank, Director(7)	29,562	*
Oleg Khaykin, Director(7)	23,309	*
Bethany Mayer, Director(7)	11,380	*
Donna Morris, Director(8)	15,721	*
Michael Strachan, Director(10)	49,431	*
Robert Switz, Director(11)	45,809	*
Jean Hu, Chief Financial Officer(7)	89,856	*
Mitchell Gaynor, EVP Chief Administration and Legal Officer and Secretary(7)	55,530	*
Raghib Hussain, EVP for the Networking and Processors Group and Chief Strategy Officer(12)	1,226,844	*
Dan Christman, EVP Storage Business Unit(7)	5,732	*
All directors and executive officers as a group (16 persons)(13)	1,936,811	*

*	Less than one percent.
**	The percentage of beneficial ownership for the following table is based on 662,979,166 shares issued and outstanding as of January 31, 2020.

(1)

Unless otherwise indicated, to our knowledge, all persons listed have sole voting and investment power with respect to their shares, except to the extent authority is shared by spouses under applicable law. The number of shares beneficially owned by each shareholder is determined in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares with respect to which the shareholder has sole or shared voting or investment power and any shares that the shareholder has a right to acquire within 60 days after January 31, 2020 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding shares, however, is based on the assumption, expressly required by the rules of the SEC, that only the person or entity whose ownership is being reported has converted options or warrants into shares. Unless otherwise noted, the amounts shown are based on information furnished by the people named.

(2)

Holdings for T. Rowe Price are as of December 31, 2019 and are based solely on information on Schedule 13G/A filed with the SEC on February 14, 2020. As disclosed therein, T. Rowe Price reports sole voting power over 40,411,059 shares and sole dispositive power over 101,996,216 shares.

(3)

Holdings for FMR and Abigail Johnson are as of December 31, 2019 and are based solely on information on Schedule 13G/A filed with the SEC on February 7, 2020. As disclosed therein, FMR reports sole voting power over 12,743,875 shares and sole dispositive power over 100,604,659 shares, while Ms. Johnson reports sole dispositive power over 100,604,659 shares. According to the Schedule 13G/A, neither FMR nor Ms. Johnson has sole power to vote or direct the voting of shares owned directly by various investment companies registered under the Investment Company Act advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Board of Trustees. )

(4)

Holdings for Vanguard Group are as of December 31, 2019 and are based solely on information on Schedule 13G/A filed with the SEC on February 12, 2020. As reported therein, Vanguard Group reports sole voting power over 481,256 shares, shared voting power over 155,868 shares, sole dispositive power over 62,490,812 shares, and shared dispositive power over 579,129 shares.

(5)

Holdings for BlackRock are as of December 31, 2019 and are based solely on information on Schedule 13G filed with the SEC on February 5, 2020. As reported therein, BlackRock reports sole voting power over 36,835,613 shares and sole dispositive power over 42,249,035 shares.

(6)

Holdings for Wellington Group are as of December 31, 2019 and are based solely on information on Schedule 13G filed with the SEC on January 28, 2020. As reported therein, Wellington Group reports shared voting power over 28,700,392 shares and shared dispositive power over 37,769,405 shares.

(7)	Includes 0 restricted stock units or options scheduled to vest within 60 days after January 31, 2020 and 0 vested options.
(8)	Includes 14,760 shares held by the Morris Family Revocable Trust. Includes 0 restricted stock units or options scheduled to vest within 60 days after January 31, 2020 and 0 vested options.
(9)

137,451 shares are held by the Matthew and Laura Murphy Family Trust UTD 7/10/2007 of which Mr. Murphy and his spouse are the trustees. Includes 0 restricted stock units or options scheduled to vest within 60 days after January 31, 2020 and 0 vested options.

(10)

Includes 28,741 shares held by the Strachan Revocable Trust DTD 1/26/01 of which Mr. Strachan is a trustee and beneficiary; 12,860 shares held by Mr. Strachan’s IRA; and 7,830 shares held by his spouse’s IRA. Includes 0 restricted stock units or options scheduled to vest within 60 days after January 31, 2020 and 0 vested options.

(11)

Includes 45,809 shares held by the Robert E Switz Trust of which Mr. Switz is a trustee. Includes 0 restricted stock units or options scheduled to vest within 60 days after January 31, 2020 and 0 vested options.

(12)

Includes 26,108 shares held by the Emaad Hussain 2007 Irrevocable Trust; 26,108 shares held by the Reja Ragib 2007 Irrevocable Trust; 26,108 shares held by the Zayaan Hussain Irrevocable Trust; and 706,671 shares held directly by Mr. Hussain. Includes 0 restricted stock units and 3,937 options scheduled to vest within 60 days after January 31, 2020. Includes 437,912 vested options.

(13)	Includes 3,755 restricted stock units and 3,937 options scheduled to vest within 60 days after January 31, 2020. Includes 437,912 vested options.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes compensation paid to the following named executive officers for fiscal year 2020, which began on February 3, 2019 and ended on February 1, 2020:

•	Matthew J. Murphy, Director, President and Chief Executive Officer

•	Jean Hu, Chief Financial Officer

•	Dan Christman, Executive Vice President, Storage Business Group

•	Mitchell Gaynor, Executive Vice President, Chief Administration and Legal Officer and Secretary

•	Raghib Hussain, Executive Vice President, Networking and Processor Group and Chief Strategy Officer

Executive Summary

Fiscal 2020 Highlights

Marvell continued to take bold steps during fiscal 2020 towards realizing its vision of becoming one of the world’s leading suppliers of infrastructure semiconductor solutions. Against a backdrop of macroeconomic uncertainty and a difficult year for the semiconductor industry, we announced and closed three strategic transactions, won significant designs in a number of key end markets, and started shipping our first 5G products. Highlights for fiscal 2020 include the following:

•

On September 19, 2019, the Company completed its acquisition of Aquantia Corp. (“Aquantia”). Aquantia is a manufacturer of high speed transceivers which includes copper and optical physical layer products.

•

On November 5, 2019, the Company completed the acquisition of Avera Semiconductor, the Application Specific Integrated Circuit (ASIC) business of GlobalFoundries. Avera is a leading provider of ASIC semiconductor solutions.

•	On December 6, 2019, the Company completed the divestiture of the Wi-Fi Connectivity business to NXP USA.

•	Revenue for fiscal 2020 was $2.7 billion.

•	GAAP net income for fiscal 2020 was $1.6 billion, or $2.34 per diluted share compared to a GAAP net loss from continuing operations for fiscal 2019 of $(179) million, or $(0.30) per diluted share.

•	In fiscal 2020, we reduced our outstanding debt by $293.7 million from $1,732.7 million to $1,439.0 million.

•	We returned $523.9 million to stockholders in fiscal 2020, including $364.3 million through repurchases of common stock and $159.6 million through the payment of cash dividends.

Key Changes to Our Executive Compensation Program for Fiscal 2020

In the beginning of fiscal 2020, in order to strengthen our performance-based incentives and further align the interests of the named executive officers with those of the Company’s shareholders, the ECC made the following changes to the equity compensation program for the named executive officers:

•

We introduced a new form of equity incentive, referred to as a Value Creation Award or a VCA, that vests only in the event of a very substantial increase in shareholder value. This incentive was designed to substantially reward the recipients in the event the average stock price per share grows to more than

$40 for a 100 calendar day period prior to April 15, 2023. That growth would represent an increase in Marvell’s market capitalization of approximately $11.6 billion (or 79%) over the market capitalization in effect on the date the grants were approved by the ECC. Because these awards are intended to cover a period through April 2023, it is not intended that this type of award be granted on a regular basis. However, the addition of this multi-year incentive means that the total value of equity awards granted to the named executive officers in fiscal 2020 is significantly higher than in the preceding or subsequent fiscal years. A more detailed description of the terms of the Value Creation Awards is provided below.

•

78-79% of the value of the equity awards granted in fiscal 2020 to our named executive officers were in the form of performance-based restricted stock units (83% for the CEO) and 21-22% (excluding a one-time grant to Mr. Hussain made in connection with an adjustment to his compensation in connection with the merger with Cavium) were in the form of time-based restricted stock units (17% for the CEO).

•

The performance-based restricted stock units other than the Value Creation Awards (described below) will be earned based on the achievement of relative total shareholder return (“TSR RSUs”), rather than a mix of TSR and financial performance metrics; and

•

The comparator index for the TSR PSUs was changed from the Philadelphia Semiconductor Sector Index to the S&P 500 Index, due to the decreasing number of companies on the prior index as a result of consolidation in the semiconductor industry.

Executive Compensation Framework: What We Do and What We Don’t Do

The Company’s executive compensation framework includes the following policies and practices, each of which reinforces our executive compensation objectives:

WHAT WE DO	WHAT WE DON’T DO
✓ We emphasize the use of performance-based incentives (e.g., approximately 80% of our executive officers’ equity award grant value in fiscal 2020 is to be earned based on the achievement of performance goals).	✗ We prohibit our directors, officers and employees from engaging in hedging or monetization transactions, including derivative transactions, short sales or transactions in publicly traded options.

✓ The ECC retains the services of an independent executive compensation consultant who provides services directly to the ECC.	✗ We do not provide for “golden parachute” excise tax-gross-ups to our executive officers.

✓ We regularly review the peer group we use for compensation comparisons to ensure that it appropriately aligns with our revenue and market capitalization.	✗ We do not pay dividends or dividend equivalents on our unvested restricted stock units.

✓ We have stock ownership guidelines for our executive officers and non-employee directors.	✗ We do not provide material perquisites to our executive officers.

✓ We have a “claw back” policy with respect to recoupment of CEO and CFO bonuses in the event of a financial restatement.	✗ We do not have minimum payment levels under our Annual Incentive Plan or for our performance-based equity awards.

✓ Our ECC reviews the risk profile of our compensation plans annually.	✗ We do not have special retirement plans exclusively for our executive officers.

✓ We conduct an annual say-on-pay vote. ✓ We impose limits on maximum incentive payouts.

Overview of Executive Compensation

Our executive compensation program, as overseen by the ECC, is designed to implement our pay for performance philosophy. To support the Company’s continued transformation and advancement, our compensation program directly links our financial and operational performance to the short-term and long-term incentives we use to reward our executives. Historically, our program has been designed to provide a strong pay for performance alignment by delivering a target mix of fixed and variable compensation oriented towards performance that will drive the creation of shareholder value, putting a substantial portion of each executive’s target total direct compensation “at risk.”

A review of our annualized total shareholder return (“TSR”) for the past three fiscal years and the total compensation paid to our CEO over the same period (as reported in our Summary Compensation Table, but excluding the Value Creation Awards granted in fiscal 2020) compared to the TSR and the total compensation paid to the chief executive officer of the companies in our compensation peer group (excluding Cypress Semiconductor, which was acquired) shows a strong correlation between our performance and our CEO’s pay. As illustrated in the following chart, our three-year annualized TSR approximates the 70th percentile of our compensation peers, while our CEO’s total compensation (excluding the VCAs) ranks in the 25th percentile.

3-Year CEO Pay for Performance Analysis

Peer companies are represented by the triangles in the chart. For purposes of the foregoing chart, TSR is measured over each company’s last three fiscal years and includes dividends paid. CEO compensation reflects the average of the total compensation paid in the same three fiscal years, including actual cash compensation paid (base salary, annual incentives, and other bonuses), the fair value of all equity awards granted during the fiscal year and any other payments as reported in the applicable Summary Compensation Table.

As discussed above, the Value Creation Awards are intended to create a unique incentive for our executives that will provide them with a meaningful equity reward only if they are able to generate a substantial increase in the value of our common stock for the benefit of our shareholders. This performance-based equity award was layered on our existing award mix and bolsters our commitment to delivering performance-based compensation opportunities to our executive officers. As reflected in the following graphics, the grant of the Value Creation Awards in fiscal 2020 significantly increased the percentage of performance-based compensation in the overall compensation packages of our CEO and our other Named Executive Officers.

Compensation Philosophy and Objectives

The Company’s compensation philosophy is to pay for performance with the primary intention of creating long term value for our shareholders. To achieve this, our executive compensation program is based on the following objectives:

•	Market Competitive: Provide a market-competitive level of total compensation opportunity that reflects the individual executive officer’s role and ability to impact business performance;

•	Performance-Based: Establish an explicit link between compensation and both overall business results and shareholder returns over short- and long-term periods;

•	Long-Term Focused: Promote a long-term focus for our executive officers through incentive compensation that vests over multiple years; and

•	Aligned with Shareholders: Align the interests and objectives of our executive officers and employees with furthering our growth and creating shareholder value through the use of equity awards.

Advisory Vote on Executive Compensation (“Say on Pay”)

We hold an advisory vote to approve named executive officer compensation on an annual basis. At our 2019 Annual General Meeting, we received support from approximately 96% of the votes cast on the proposal for our fiscal 2019 named executive officer compensation. In light of the strong support of our shareholders on the say-on-pay vote, the ECC did not make any changes to our executive compensation program as a direct result of the 2019 say-on-pay vote.

The ECC continues to review and enhance our executive compensation program design to align the program with appropriate incentives to drive an increase in shareholder value.

Determining Compensation for Our Named Executive Officers

The Role of the ECC

The ECC oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. The ECC members are independent members of the Board, as determined under the rules of Nasdaq, the SEC and the Internal Revenue Code (“IRC”).

As part of its responsibilities, the ECC conducts an annual review of the base salary, target bonus opportunities and equity awards for our named executive officers and determines and approves their compensation packages and payouts. The ECC was assisted in this review in fiscal 2020 by its compensation consultant, and by senior members of the Company’s human resources and legal departments.

The Role of the Compensation Consultant

Under its charter and in accordance with SEC and Nasdaq rules, the ECC has the authority to directly select and retain the services of its own compensation consultant who reports to the committee’s chair. During fiscal 2020, the ECC engaged the services of Compensia as its compensation consultant. During fiscal 2020, Compensia did not provide services to the Company other than services to the ECC, and Compensia worked with the Company’s management, as directed by the ECC, only on matters for which the ECC is responsible (except that the ECC requested that Compensia provide some assistance to the N&G Committee regarding its review of director compensation). The ECC has reviewed and is satisfied with the qualifications, performance and independence of Compensia. The ECC retains its compensation consultant to provide information, analysis and advice regarding executive compensation; however, the ECC makes all decisions regarding the compensation of our executive officers.

The compensation consultant attended meetings of the ECC during fiscal 2020, and provided the following services:

•	Reviewed the Company’s peer group for executive compensation purposes for fiscal 2020 and provided recommendations for changes to the peer group;

•

Evaluated the competitive positioning of base salaries, annual incentive and long-term incentive compensation relative to our peer companies to support fiscal 2020 decision-making with respect to each executive officer;

•	Advised on fiscal 2020 target award levels within the annual incentive and long-term incentive programs and, as needed, on actual compensation actions;

•	Reviewed the Company’s historical and projected equity utilization practices relative to market levels;

•	Reviewed change in control and any executive severance plans or agreements;

•

Assessed whether our compensation programs might encourage excessive or inappropriate risk taking that could have a material adverse effect on us and assisted with considering risk mitigation policies, such as our stock ownership guidelines; and

•	Assisted with the preparation of the Compensation Discussion and Analysis for the 2019 proxy statement.

The Role of Management

One key objective of our executive compensation program is to align the program with shareholders’ interests and our business strategy. To gain insight on day-to-day operations and what rewards and incentives would be most effective to achieve this alignment, the ECC may receive input from the Company’s senior management. During fiscal 2020, the ECC also consulted with senior members of the Company’s human resources and legal departments when formulating compensation plans, and members of those groups attended the ECC meetings. While the ECC seeks the input of management in its compensation deliberations, the ECC regularly meets in executive session without any members of management present, and no executive officer participates in the ECC’s deliberations over the amount of his or her own individual compensation (although the Chief Executive Officer and Chief Administration and Legal Officer and Secretary participated in discussions regarding the design and targets of our incentive compensation programs).

The Role of the Chief Executive Officer

Mr. Murphy meets with the ECC at its request and makes compensation recommendations for the senior executives who report to him but does not make a recommendation with respect to his own compensation. The senior executives are not present at the time such recommendations are made. Mr. Murphy’s recommendations are based in part upon the compensation information gathered by the ECC’s compensation consultant and the Company’s human resources professionals. Mr. Murphy shares with the ECC his evaluation of each senior executive’s performance and contributions. The ECC considers each senior executive’s scope of responsibilities and experience, and balances these against competitive compensation levels, including retention requirements and succession potential.

The Role of Peer Groups and Benchmarking – Market Analysis

The ECC considers relevant market pay practices when setting executive compensation. In December 2018, Compensia recommended, and the ECC approved, certain revisions to the compensation peer group. At that time, the ECC removed one acquired company, Microsemi, from the peer group and added Keysight Technologies and KLA-Tencor. The 20 peer companies and their last four quarters revenue and 30-day average market capitalization as of November 2, 2018 were as follows:

Advanced Micro Devices	✓	Keysight Technologies		Qorvo	✓
Analog Devices	✓	Lam Research	✓	Seagate Technology
Cadence Design Systems		Maxim Integrated Products	✓	Synopsys
Cypress Semiconductor	✓	Microchip Technology	✓	Skyworks Solutions	✓
F5 Networks		NetApp		Teradyne	✓
Juniper Networks		ON Semiconductor	✓	Xilinx	✓
KLA-Tencor	✓	Palo Alto Networks

		Revenue($MM)		Market Capitalization ($MM)
75th Percentile		$5,830		$19,484
50th Percentile		$3,777		$14,134
25th Percentile		$2,526		$10,566

Marvell*		$2,699		$15,938

✓	indicates company is on Philadelphia Semiconductor Sector Index
*	Information for Marvell is being provided for comparison purposes. Revenue for Marvell is for fiscal 2020 and market capitalization is as of January 31, 2020, the last business day of fiscal 2020.

Elements of Compensation

Our fiscal 2020 executive compensation program consisted of four primary elements: base salary, short-term incentives, long-term incentives and employee benefits.

Annual Base Salary

Base salary represents the fixed component of our executive compensation program. Base salaries are provided to:

•	Recognize expertise, skills, knowledge and responsibilities of our executives;

•	Reward individual performance and contribution to our overall business goals; and

•	Attract and retain executive talent by providing competitive fixed amounts.

Annual Incentive Plan

Our short-term cash incentive program, the Annual Incentive Plan (“AIP”), is designed to:

•	Provide additional focus on the achievement of annual company goals;

•	Align target total cash compensation with actual Company performance;

•	Provide competitive total cash targets to attract and retain executive talent; and

•	Reward our executives for the achievement of Company goals.

Long-Term Incentive Equity Awards

For fiscal 2020, our long-term incentive compensation (“LTI”) was granted in the form of equity awards (i.e., TSR RSUs, VCAs and time-based RSUs) and is designed to:

•	Attract and retain critical executive talent by providing a competitive earnings opportunity through our LTI program;

•	Align the interests of our executives and our shareholders;

•	Focus our executives on achieving and sustaining longer-term business results; and

•	Reward and differentiate superior Company and executive performance.

Benefits and Perquisites

Our named executive officers are eligible to participate in our life, health and welfare benefit programs and our tax-qualified Section 401(k) plan on the same terms and conditions as our other salaried employees.

We provide a life insurance benefit to all salaried employees, including our named executive officers, at the rate of two-and-a-half times annual base salary (rounded to the higher multiple of $1,000) or $1,000,000, whichever is less. Life insurance coverage is reduced by 35% at age 70 and by 50% at age 75.

We offer all employees, including our named executive officers, the ability to purchase our common shares at a discount under our 2000 Employee Stock Purchase Plan (except in Vietnam where we do not offer this plan).

Our named executive officers did not receive any material employee benefits or perquisites in fiscal 2020 other than the employee benefits and perquisites provided to all employees.

Effective in fiscal 2020, we changed our vacation allocation for our U.S. exempt employees such that such employees no longer accrue vacation. As a result of this change, our named executive officers received a cash payout of any accrued vacation balance. This cash payment was made to all U.S. exempt employees with accrued vacation amounts and was not a special benefit solely for our named executive officers.

Executive Compensation Program for Fiscal 2020

As part of its responsibilities, the ECC conducts an annual review of the base salary, target bonus opportunities and equity awards made to our named executive officers and determines and approves their compensation packages and payouts.

While the ECC does not establish compensation levels by benchmarking to our peer group, the ECC reviews the practices of members of the peer group to better understand and assess the competitiveness of the compensation that the Company pays to its executives, both with respect to each compensation element and the overall compensation package. In April 2019, the ECC reviewed our executive compensation program, both in the context of our pay-for-performance philosophy and from a market perspective and set the total direct compensation for our named executive officers for fiscal 2020 taking into account individual performance, experience, criticality and retention for each executive.

Base Salary

The ECC retains the discretion to increase the base salaries for our executives from time to time. The ECC increased Mr. Murphy’s base salary by 12.5% to $900,000, which aligns his base salary with the 50th percentile of the peer group. The ECC determined that this adjustment was appropriate considering Mr. Murphy’s individual performance in the prior fiscal year and after a review of the relevant market data, which placed his prior salary at the 22nd percentile of the peer group. The ECC made changes to the other named executive officer base salaries from fiscal 2019 to fiscal 2020 as shown below to better align their base salaries with the competitive market as reflected by our peer group. Mr. Hussain’s salary was increased in recognition of his role as Chief Strategy Officer.

Executives	Fiscal 2020 Base Salary($) (in 000’s)	Fiscal 2019 Base Salary($) (in 000’s)	Change (%)
Matthew J. Murphy	900	800	12.5
Jean Hu	500	480	4.2
Dan Christman	450	450	0.0
Mitchell Gaynor	480	470	2.1
Raghib Hussain	550	450	22.2

Annual Incentive Plan (AIP)

Target Bonus Opportunities

At the beginning of fiscal 2020, the ECC reviewed the design of the AIP and made no changes to the target bonus opportunities (expressed as a percentage of base salary) for the named executive officers for fiscal 2020 except that Mr. Hussain’s bonus target was increased from 75% as a percentage of salary to 100% as a percentage of salary.

Executives	Base Salary ($) (in 000’s)	Target Annual Bonus (%)	Target Annual Bonus ($) (in 000’s)
Matthew J. Murphy	900	150%	1,350.0
Jean Hu	500	100%	500.0
Dan Christman	450	75%	337.5
Mitchell Gaynor	480	75%	360.0
Raghib Hussain	550	100%	550.0

AIP Design — Corporate Performance Measures

For fiscal 2020, bonus payouts may range between 0% and 200% of the target bonus opportunity. If the threshold performance level of earnings per share is not met, no bonuses will be payable under the AIP.

If the Company’s threshold performance level is met, the fiscal 2020 AIP provides for potential payouts based on the following metrics:

(i)	revenue (30%),

(ii)	non-GAAP gross margin percentage (defined as non-GAAP gross profits from continuing operations divided by revenue)(30%), and

(iii)	non-GAAP operating income margin percentage (defined as non-GAAP operating income divided by net sales)(40%).

Non-GAAP financial measures may exclude the effect of share-based compensation expense, amortization of the inventory fair value, amortization of acquired intangible assets, acquisition and divestiture-related costs, restructuring and other related charges, resolution of legal matters, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to our core business.

The ECC determined that the combined application of all the metrics would make achievement difficult to meet at target and very difficult to meet at maximum payout.

AIP Design — Individual Performance Goals

In fiscal 2020, the ECC determined that it was desirable to provide for some limited variation in incentive compensation based on individual performance for some of the executive officers. For the Chief Executive Officer and Chief Financial Officer, 100% of the payouts under the AIP are based solely on the above Company performance goals. Payouts under the AIP for the other named executive officers are based 80% on the above Company performance goals and 20% on individual performance goals, provided that no overachievement on the 20% individual component is permitted unless the Company achieves at least 100% of the Company’s performance goals. The individual performance goals were determined by the Chief Executive Officer. The Company has omitted disclosure of the individual performance goals because disclosing this information would result in competitive harm to the Company.

Actual Performance Against Goals

The Company’s threshold performance goal was non-GAAP earnings per share of $0.10. The Company’s actual performance was $0.66 per share on a non-GAAP basis, which exceeded the threshold, thereby allowing the ECC to consider payment under the AIP. The following table presents the fiscal 2020 AIP Company performance goals established by the ECC at threshold, target, high and maximum performance levels, and the actual fiscal 2020 performance for each of these metrics, each of which was tied to the annual operating plan approved by the Board.

The targets in the table below include adjustments made at the end of the fiscal year in connection with certain events that happened during the year. On December 6, 2019, the Company completed the divestiture of the Wi-Fi Connectivity business to NXP USA. The below targets include adjustments made to the targets as a result of the completion of the sale of this business. In addition, due to unforeseen government-imposed restrictions on the sale of products to a significant customer as a result of the ongoing trade restrictions with China the below targets were adjusted for the loss of this revenue. The Company has omitted disclosure of the original AIP targets because disclosing this information and the specific adjustments would result in competitive harm to the Company.

	Annual Operating Plan				Scoring
Performance Metric	Threshold	Target	High	Max	Actual	Score	Weight
Revenue (in 000’s)	$2,328	$2,954	$3,258	$3,578	$2,591	42%	30%
Non-GAAP Gross Margin (%)	62.4%	64.5%	65.4%	66.4%	64%	76%	30%
Non-GAAP Operating Income Margin (%)	18.9%	25%	27.9%	30.9%	20.6%	11%	40%
Payout (% of Target)	0%	100%	150%	200%		46.5%

Between each of the payout levels (for example between Target and High) there is a straight-line interpolation of pay and performance.

As a result of the Company’s performance in fiscal 2020 against its financial objectives, each named executive officer was paid a percentage of his or her target bonus opportunity, as set forth below (in 000’s). The Individual Funding Factor was determined by the Chief Executive Officer and the named executive officers (other than the CEO and CFO) were deemed to have met their objectives as set out at the beginning of the year.

Executives	Target Annual Bonus ($)	Funding Factor Corporate	Funding Factor Individual	Actual Payout($)
Matthew J. Murphy	1,350.0	46.5%	n/a	627.75
Jean Hu	500.0	46.5%	n/a	232.50
Dan Christman	337.5	46.5%	100%	193.05
Mitchell Gaynor	360.0	46.5%	100%	205.92
Raghib Hussain	550.0	46.5%	100%	314.60

Equity Awards

Fiscal 2020 Equity Awards

In fiscal 2020, to determine individual equity award amounts, the ECC considered each named executive officer’s total direct compensation against that of similarly situated executives at the companies in our peer group, current performance and projected future contributions, as well as the retention value of his or her outstanding unvested equity from previously granted awards. The ECC approved grants to the named executive officers on April 10, 2019, which were comprised of time-based RSUs, TSR RSUs and Value Creation Awards.

In designing the Value Creation Awards, the ECC sought to create a long-term performance-based equity vehicle that would further incentivize our executive officers to substantially grow the market price of our common stock over a multi-year period to a significant and sustained level. By establishing both an aggressive stock price target and valuation methodology for the awards, the ECC also sought to further the interests of our shareholders by structuring the awards so that our executive officers would not earn their shares unless and until our shareholders had received a substantial increase in shareholder value. In recognition of the fiercely competitive market for executive talent in the San Francisco Bay Area, the ECC also viewed the awards as an effective retention tool for keeping our executive team energized and engaged on successfully executing on our key financial and operational initiatives that would have a positive impact on our stock price and enhance investor expectations for our future prospects.

As the individual with the greatest responsibility for our overall results, the ECC determined that our Chief Executive Officer should receive the largest Value Creation Award, reflecting his key role in marshalling the executive team to achieve the stock price target, his overall value to the organization, and the criticality of leadership continuity to our future success. The Value Creation Award for our Chief Executive Officer has a target payout of 888,099 shares. The performance condition target established for that award was an average stock price of at least $40.00 per share for a 100 day calendar period prior to April 15, 2023 which would represent a 79% increase over the closing price of $22.34 on the date the grants were approved by the ECC and an increase in Marvell’s market capitalization of approximately $11.6 billion.

The Company does not intend to grant Value Creation Awards on an annual or on-going basis. In March 2020, in connection with our annual compensation review for executive officers for fiscal year 2021, no Value Creation Awards were granted to any executive officers.

The grant date fair value of the awards is provided below and in the Fiscal 2020 Summary Compensation Table and the Fiscal 2020 Grants of Plan-Based Awards Table, and the number of shares per equity vehicle at target are shown below:

Executives	RSU # shares	TSR # shares	VCA # shares	Total Shares at Target (#)
Matthew J. Murphy	139,182	166,597	888,099	1,193,878
Jean Hu	46,394	46,394	204,262	297,050
Dan Christman	29,524	29,524	133,214	192,262
Mitchell Gaynor	31,633	31,633	133,214	196,480
Raghib Hussain(1)	82,244	82,244	399,644	564,132

(1)	Chart does not include a time-based RSU grant to Mr. Hussain made in connection with an adjustment to his compensation in connection with the merger with Cavium.

As a result of the Value Creation Awards, the percentage of performance-based equity in shares at target for the named executive officers has substantially increased in fiscal 2020 over fiscal 2019 as shown in the table below:

Name	RSU as % of Total Shares	TSR RSU as a % of Total (at Target)	VCAs as % of Total Shares (at Target)	Total % of Performance- based Equity FY20(2)	Total % of Performance- based Equity FY19
Matthew J. Murphy	12%	14%	74%	88%	60%
Jean Hu	16%	16%	69%	84%	60%
Dan Christman	15%	15%	69%	85%	60%
Mitchell Gaynor	16%	16%	68%	84%	60%
Raghib Hussain(1)	15%	15%	71%	85%	40%

(1)

Chart does not include a time-based RSU grant in fiscal 2020 to Mr. Hussain made in connection with an adjustment to his compensation in connection with the merger with Cavium. In addition, his percentages for fiscal 2019 differ from the other named executive officers due to the grants made at the time of the Cavium closing in fiscal 2019.

(2)	Numbers have been rounded and totals in the prior columns may not add up to the total percentage.

As a result of the Value Creation Awards, the grant date fair value at target of the performance-based equity for the named executive officers has substantially increased in fiscal 2020 over fiscal 2019 as shown in the table below:

Name	RSU Grant Date Value ($)(2)	TSR RSU Grant Date Value ($)(2)	VCA Grant Date Value ($)(2)	Total % of Performance- based Equity FY20	Total % of Performance- based Equity FY19
Matthew J. Murphy	3,247,255	5,767,588	9,999,995	83%	60%
Jean Hu	1,082,418	1,606,160	2,299,990	78%	60%
Dan Christman	688,824	1,022,121	1,499,990	79%	60%
Mitchell Gaynor	738,030	1,095,134	1,499,990	78%	60%
Raghib Hussain(1)	1,918,835	2,847,287	4,499,991	79%	39%

(1)

Chart does not include a time-based RSU grant in fiscal 2020 to Mr. Hussain made in connection with an adjustment to his compensation in connection with the merger with Cavium. In addition, his percentages for fiscal 2019 differ from the other named executive officers due to the grants made at the time of the Cavium closing in fiscal 2019.

(2)

The dollar value of the RSUs and performance awards shown in this column represents the grant date fair value calculated on the basis of the fair market value of the underlying common shares at target performance on the grant date in accordance with FASB ASC Topic 718. The actual value that a named executive officer will realize on each RSU award and performance award will depend on the price per share of our common shares at the time shares underlying the RSUs and performance awards are sold. There can be no assurance that the actual value realized by a named executive officer will be at or near the grant date fair value of the RSUs or performance awards awarded.

Additional Fiscal 2020 RSU Grants. In addition to the above RSU grants, Mr. Hussain received an RSU grant made in connection with an adjustment to his compensation in connection with the merger with Cavium of 32,107 shares that vest over eighteen months in three equal installments on each of October 15, 2019, April 15, 2020, and October 15, 2020

Fiscal 2020 RSU Grants Vesting Terms. Subject to continued service with the Company, except as noted above for the grant of 32,107 shares to Mr. Hussain, the RSUs will vest in equal quarterly installments over three years from the grant date.

Fiscal 2020 TSR Grants. The fiscal 2020 TSR RSU awards are based on the achievement of performance objectives relating to the relative TSR of our common shares as compared to the TSR of the companies in the S&P 500 Index over the performance period measured from April 15, 2019 to April 5, 2022. There will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example between Minimum and Target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share. For the fiscal 2020 TSR PSUs, the ECC changed the comparator index from the Philadelphia Semiconductor Sector Index to the S&P 500 Index, due to the decreasing number of companies on the prior index as a result of consolidation in the semiconductor industry.

If the performance target below is met, the earned shares will vest on April 15, 2022.

Performance Level	Versus the Index	Payout
Maximum	+33% over	200% of target
Target	0%	100% of target
Minimum	-33% under	0% of target

Fiscal 2020 Value Creation Award Grants

The ECC granted certain executives and employees Value Creation Awards that have been designed to provide them with a strong incentive to create substantial increase in shareholder value. These performance-based awards are to be earned dependent upon a significant increase in the Company’s stock price. The performance condition will be satisfied if our average stock price equals or exceeds $40.00 per share for 100 calendar days prior to the fourth anniversary of the date of grant, which grant date was April 15, 2019 (the “Performance Condition”). The shares vest one year after the date the Performance Condition is satisfied. In the event of a change in control, the Performance Condition may be deemed partially satisfied depending on the value received in the transaction if the transaction price exceeds $32.50 per share. In the event of the death or disability of the recipient, the Performance Condition may be deemed partially satisfied depending on the value of our common stock at the time of death or disability.

The Company does not intend to grant Value Creation Awards on an annual or on-going basis. In March 2020, in connection with our annual compensation review for executive officers for fiscal year 2021, no Value Creation Awards were granted to any executive officers.

Equity Awards Earned in Prior Years and Settling in Fiscal 2020

Settlement in Fiscal 2020 of Performance-Based (TSR) Restricted Stock Unit Awards Granted in Fiscal 2017

The fiscal 2017 TSR RSU awards vest on the third anniversary of the vesting start date based on achievement of performance objectives relating to the relative TSR of our common stock as compared to the TSR of the constituent companies of the Philadelphia Semiconductor Sector Index over the performance period measured from August 11, 2016 through the end of fiscal 2019, provided that the named executive officer continues to serve as a service provider through the third anniversary of the vesting start date. The percentage of TSR RSUs that could be earned and vest is as follows, with interpolation of the payout percentages for TSR between the 25th and 75th percentiles:

Below 25th Percentile	25th Percentile	50th Percentile	75th Percentile
0%	50%	100%	150%

In fiscal 2019, each participating named executive officer earned shares at 131% of target, corresponding with a TSR of 79.32% and a ranking against the peer group of the 65.5th percentile for the performance period, and those awards vested in fiscal 2020 as indicated below.

Name	Grant Date	Vest Date	Number of Shares Target	Number of Shares Earned
Matthew J. Murphy	8/11/2016	7/15/2019	105,078	137,652
Jean Hu	9/12/2016	9/15/2019	39,473	51,709
Dan Christman	8/29/2016	8/15/2019	29,991	39,287
Mitch Gaynor	8/11/2016	6/15/2019	21,015	27,529

Measurement and Settlement of Performance-Based (FPM) Restricted Stock Unit Awards Granted in Fiscal 2019

The fiscal 2019 FPM RSU grants had two different vesting alternatives depending on whether the acquisition with Cavium closed during fiscal 2019. The percentage of FPM RSUs that could be earned and vest was 0% below threshold, 50% at threshold, 100% at target and 200% at maximum performance, with straight-line interpolation between the different performance levels. Performance was measured after the end of fiscal 2020.

The following performance metrics were the ones that were actually applied as a result of the July 6, 2018 completion of the acquisition of Cavium:

•	30% based on fiscal 2020 revenue; and

•	70% based on total non-GAAP operating income for fiscal 2020.

If the performance targets had been met, the earned shares would have vested on April 15, 2021 (or August 15, 2021 for Mr. Hussain). As indicated below, no shares were earned as the threshold target was not met.

Metric	Threshold	Target	Max	Actual	Weighting	Score	Calculation
Revenue ($M)	$3,530	$3,830	$4,165	$2,699	30%	0%	0%
Non-GAAP Operating Income ($M)	$1,030	$1,270	$1,500	$544	70%	0%	0%
Payout (% of Target)	50%	100%	200%				0%

Share Repurchases Considerations

Historically, the Company has granted performance-based RSUs that are earned and vest based on the relative TSR of the Company compared to an appropriate index (TSR PSUs), performance-based RSUs that are earned and vest based on metrics related to the Company’s financial statements (FPM RSUs), and performance-based RSUs that are earned and vest based on the achievement of a specific stock price (Value Creation Awards). When granting performance-based awards that vest based on relative TSR or on the Company’s stock price the ECC takes into account the potential impact that share repurchases may have on the awards.

Other Factors Considered in Determining Executive Compensation

Employment Agreements

See the section in this proxy statement entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements” for additional information on the terms of employment, severance and change in control agreements the ECC has approved with respect to the named executive officers. The ECC approved entering into severance agreements with Mr. Murphy and Mr. Gaynor concurrently with their commencement of employment, given the recent Board and management changes at the Company at that time. The ECC has not entered into severance agreements with the other named executive officers.

Change in Control Severance Plan (“CIC Plan”)

In June 2016, the ECC recommended, and the Company’s Board adopted, the CIC Plan, the purpose of which is to provide specified payments and benefits to certain employees of the Company whose employment is subject to being either involuntarily terminated or voluntarily terminated for Good Reason under the circumstances described in the CIC Plan. All capitalized terms are as defined in the CIC Plan. A copy of the CIC Plan is filed as Exhibit 10.8 to our Quarterly Report on Form 10-Q as filed with the SEC on December 4, 2019.

The ECC designed the CIC Plan to protect key employees involved in certain transactions in order to facilitate a clear focus on what is best for shareholders by making the executives neutral to a potential transaction. The protections offered by tier were developed in consideration of market practice and trends, and the Company executives were slotted into tiers based on the ongoing executive team structure. Benefits are only payable upon the occurrence of an Involuntary Termination of employment during the period beginning three months before a Change in Control and ending on the date that is 18 months following the Change in Control (i.e., double trigger).

The ECC has designated the following named executive officers as participants in the CIC Plan at the levels set forth following their names: Matthew J. Murphy (Tier 1); Jean Hu (Tier 2); Dan Christman (Tier 3); Mitchell

Gaynor (Tier 2); and Raghib Hussain (Tier 2). Benefits payable with respect to the various tiers may be found in the section of this proxy statement entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements.”

Equity Grant Practices Policy

Our Board has adopted a policy with respect to our equity grant practices. Our current policy covers, among other things, the following:

•

The ECC, or a subcommittee thereof, has the authority to approve equity award grants to employees, provided that only the ECC (and not a subcommittee thereof) may approve equity award grants to our executive officers.

•

Equity award grants to newly hired employees are made monthly during regularly scheduled ECC or subcommittee meetings. An equity award proposal is generally prepared for consideration by the 15th day of the month following the month of the new employee’s date of hire. These awards may only be granted by the ECC or a subcommittee of the ECC and are typically based upon the recommendation of the Chief Executive Officer or a set of guidelines approved by the ECC.

•

Annual equity award grants to employees are generally made after the annual performance review process is completed and are scheduled to be made no later than the last Friday of April in each calendar year.

•

The Company discontinued granting stock options during 2016 (other than in certain cases in connection with the conversion of options in a merger or other acquisition (“M&A”) transaction) and has granted RSUs in lieu thereof. If the Company should grant stock options (other than in connection with an M&A transaction), such grants shall not be made during any period of time commencing with the last day of a fiscal quarter and ending with the first full trading day following our earnings release for such quarter. If stock option awards have not been granted by the last Friday of the fiscal month of April, then option awards are to be granted during an “open window.” Such restriction does not apply to RSUs or other types of equity awards that do not include an exercise price related to the market price of our securities on the date of grant. Other than with respect to annual equity award grants, any equity award grants to executive officers must be made during an “open window.” All stock option grants must have an exercise price per share no less than the per share fair market value of our common shares on the date of grant, as determined under the appropriate U.S. financial accounting rules and the applicable rules and regulations under the U.S. securities laws.

Policy Concerning Recoupment of CEO and CFO Bonuses Following Restatement

In the event of a restatement of our financial results, where a cash bonus was paid to the Chief Executive Officer and/or the Chief Financial Officer based on financial results that were subject to the restatement and there is a finding by a majority of the non-employee members of our Board at the time of the restatement that the restatement was due, in whole or in part, to the gross recklessness or intentional misconduct of either the Chief Executive Officer or Chief Financial Officer, respectively, our Board shall review all such bonuses for the period(s) in which the results were restated. If such bonuses would have been lower had they been calculated based on the restated results, our Board will, to the extent permitted under applicable law, seek to recoup such bonuses paid to the Chief Executive Officer and/or Chief Financial Officer, as applicable. This policy applies in addition to any right of recoupment against the Chief Executive Officer and the Chief Financial Officer under Section 304 of the Sarbanes-Oxley Act of 2002.

Stock Ownership Guidelines for Executive Officers

Our Board has established equity ownership guidelines for our executive officers designed to encourage long-term stock ownership and more closely link their interests with those of our other shareholders. These guidelines were amended in September 2017 to provide that executive officers should have a combination of common shares and unvested time-based RSUs equal in value to (i) five times the annual base salary for the Chief Executive Officer, and (ii) two times their respective annual base salary for the other executive officers. While the Board reviews progress against these guidelines annually and updates them as appropriate, there is no specific timeline for compliance. The Board or the N&G Committee may discuss with the executive the reasons for a shortfall if it occurs more than five years after an executive officer becomes subject to the guidelines and more than three years after a promotion increases the guidelines expectation. While below the applicable guidelines, at any time, there is a minimum holding expectation for 50% of the net after tax shares following vesting of RSUs and performance-based RSUs until the applicable guideline is met. The 50% holding expectation also applies if an executive officer is short of the guideline following a promotion, change in base salary, or guideline policy change.

Insider Trading/Anti-Hedging Policies

All employees, officers and directors of, and consultants and contractors to, us or any of our subsidiaries are subject to our Insider Trading Prohibition Policy and Guidelines. The policy prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading. The policy also includes specific anti-hedging provisions.

To ensure compliance with the policy and applicable federal and state securities laws, all individuals subject to the policy must refrain from the purchase or sale of our securities except in designated trading windows or pursuant to preapproved Exchange Act Rule 10b5-1 trading plans. Even during a trading window period, certain identified insiders, which include the named executive officers and directors, must comply with our designated pre-clearance policy prior to trading in our securities.

All members of the Board, all employees (including executive officers) of, and consultants and contractors to, the Company (collectively, “Insiders”) are prohibited from engaging in “short sales” of our securities or in trading “derivative securities” tied to our securities. We define a “derivative security” generally to be any security, the value of which is dependent to some degree on another security. Examples of the most common types of derivative securities include “warrants,” “puts” and “calls.” Stock options or other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company are not subject to this prohibition. Insiders are also prohibited from purchasing any other financial instruments (including, but not limited to, prepaid variable forward contracts, equity swaps, and collars), or engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our stock. Insiders are permitted to invest in publicly offered funds that hold our stock, including mutual funds and exchange traded funds (“ETFs”), that are actively managed by an independent fund manager. Insiders are prohibited from investing in exchange funds also known as swap funds. An “exchange fund” allows an investor to “exchange” an individual stock, such as our stock, for shares in a fund of many pooled stocks. In addition, Insiders are prohibited from buying or selling interests in funds containing our securities on the basis of material nonpublic information about us.

Tax Considerations

Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 (“TCJA”) was signed into law, Section 162(m) of the IRC generally disallowed a tax deduction to publicly held companies for compensation paid to the chief executive officer or any of the next three most highly compensated executive officers (other than the chief financial officer) that did not qualify as “performance-based compensation” in accordance with the applicable exception from Section 162(m). In connection with compensation decisions prior to the enactment of the TCJA, the ECC considered the potential tax deductibility of executive compensation under Section 162(m) of the IRC and sought to qualify certain elements of executive compensation as performance-based while also delivering competitive levels and forms of compensation. Under the TCJA, the “qualified performance-based compensation” exception was eliminated and the $1 million deduction limit on deductibility generally was expanded to include all named executive officers, including the chief financial officer. The provisions of the TCJA generally apply to taxable years beginning after December 31, 2017, but do not apply to remuneration provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date (“Pre-TCJA Compensation Agreements”).

Certain equity awards granted under our 1995 Stock Option Plan, as amended, may be deemed to be Pre-TCJA Compensation Agreements. However, there can be no assurance that these awards will qualify as Pre-TCJA Compensation Agreements. Subject to these “grandfathering” rules, the Company may no longer take a tax deduction for any compensation paid to its executive officers who are subject to Section 162(m) in excess of $1,000,000 in any tax year beginning on or after January 1, 2018. Our ECC may consider the deductibility of compensation when making decisions but may authorize the payment of compensation that is not deductible when it believes it to be appropriate and in the best interests of the Company and our shareholders.

Accounting Considerations

We are required to estimate and record an expense for each equity award over its vesting period. The ECC reviews the effect of the compensation expense under FASB ASC Topic 718 for equity compensation to the named executive officers.

COMPENSATION COMMITTEE REPORT

The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference in such filing.

The ECC has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the ECC has recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2020 (incorporated by reference) and this proxy statement.

The ECC:

Robert Switz, Chair

Tudor Brown

Oleg Khaykin

Donna Morris

Compensation of Named Executive Officers

Fiscal 2020 Summary Compensation Table

In accordance with SEC rules, our named executive officers include the following: (1) the individual who served as our principal executive officer during fiscal 2020; (2) the individual who served as our principal financial officer during fiscal 2020; and (3) the three most highly compensated executive officers other than our principal executive officer and principal financial officer as of the end of fiscal 2020.

The following table shows the compensation earned by our named executive officers for the fiscal years noted. In accordance with SEC rules, we have not provided information for those individuals who were not named executive officers for fiscal year 2018 or 2019.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Matthew J. Murphy	2020	976,940	—	19,014,838	627,750	4,816	20,624,344
Director, President and CEO	2019	792,308	—	5,553,282	816,000	4,720	7,166,309
	2018	764,423	—	3,986,603	1,473,750	3,720	6,228,496

Jean Hu	2020	508,849	—	4,988,569	232,500	4,816	5,734,734
Chief Financial Officer	2019	475,385	—	2,014,907	326,400	4,720	2,821,412
	2018	458,654	—	1,594,664	589,500	3,720	2,646,538

Dan Christman	2020	472,929	—	3,210,935	193,050	4,816	3,881,730
EVP, Storage Business Group

Mitchell Gaynor	2020	490,597	—	3,333,154	205,920	4,816	4,034,487
EVP, Chief Administration and Legal	2019	466,923	—	1,277,781	239,700	4,720	1,989,124
Officer and Secretary	2018	458,654	—	1,159,763	442,125	3,720	2,064,262

Raghib Hussain	2020	538,606	—	10,019,793	314,600	4,816	10,877,815
EVP, Networking and Processors Group and Chief Strategy Officer	2019	261,346	—	3,361,722	195,103	35,009	3,853,180

(1)

The amounts shown in this column for fiscal 2020 include cash paid in lieu of accrued vacation (resulting from the change in our vacation allocation such that employees no longer accrue vacation) for Mr. Murphy ($92,325), Ms. Hu ($11,926), Mr. Christman ($22,929), Mr. Gaynor ($12,135), and Mr. Hussain ($3,991).

(2)

The dollar value of the RSUs and performance awards shown in this column represents the grant date fair value calculated on the basis of the fair market value of the underlying common shares at target performance on the grant date in accordance with FASB ASC Topic 718. The actual value that a named executive officer will realize on each RSU award and performance award will depend on the price per share of our common shares at the time shares underlying the RSUs and performance awards are sold. There can be no assurance that the actual value realized by a named executive officer will be at or near the grant date fair value of the RSUs or performance awards awarded. For performance-based awards where the number ultimately issuable may vary, the following table shows the number of shares issuable and the grant date fair value at maximum performance. VCA means “value creation award” and TSR means “total shareholder return.” The grant date fair value of the VCA grants to named executive officers are as follows: Matt Murphy, $9,999,995; Jean Hu, $2,299,990; Dan Christman, $1,499,990; Mitchell Gaynor, $1,499,990; and Raghib Hussain, $4,499,991.

	Type of Grant	Number of Shares Issuable at Maximum Performance	Estimated Future Payout at Maximum Performance ($ in 000’s)
Matthew J. Murphy	TSR RSUs	333,194	$11,535
	VCAs	888,099	$10,000

Jean Hu	TSR RSUs	92,788	$3,212
	VCAs	204,262	$2,300

Dan Christman	TSR RSUs	59,048	$2,044
	VCAs	133,215	$1,500

Mitchell Gaynor	TSR RSUs	63,266	$2,190
	VCAs	133,214	$1,500

Raghib Hussain	TSR RSUs	164,488	$5,695
	VCAs	399,644	$4,500

(3)

The amounts shown in this column represent annual cash incentive awards earned by the named executive officers under our annual incentive plan. Further information regarding the fiscal 2020 awards is included in the section entitled “Executive Compensation Program for Fiscal 2020 — Annual Incentive Plan (AIP)” in the Compensation Discussion and Analysis section of this proxy statement.

(4)

The amounts shown in this column for fiscal 2020 include for each named executive officer the Company’s Section 401(k) matching contribution in the amount of $4,000 and premium for basic life insurance in the amount of $816.

Grants of Plan-Based Awards in Fiscal 2020 Table

The following table shows the plan-based equity and non-equity awards for fiscal 2020 for our named executive officers.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Matthew J. Murphy	—	0	1,350,000	2,700,000	—	—	—		—	—
	4/15/2019	—	—	—	1	166,597	333,194	(4)	—	5,767,588
	4/15/2019	—	—	—	—	888,099	—	(5)	—	9,999,995
	4/15/2019	—	—	—	—	—	—		139,182	3,247,255

Jean Hu	—	0	500,000	1,000,000	—	—	—		—	—
	4/15/2019	—	—	—	1	46,394	92,788	(4)	—	1,606,160
	4/15/2019	—	—	—	—	204,262	—	(5)	—	2,299,990
	4/15/2019	—	—	—	—	—	—		46,394	1,082,418

Daniel Christman	—	0	337,500	675,000	—	—	—		—	—
	4/15/2019	—	—	—	1	29,524	59,048	(4)	—	1,022,121
	4/15/2019	—	—	—	—	133,214	—	(5)	—	1,499,990
	4/15/2019	—	—	—	—	—	—		29,524	688,824

Mitchell Gaynor	—	0	360,000	720,000	—	—	—		—	—
	4/15/2019	—	—	—	1	31,633	63,266	(4)	—	1,095,134
	4/15/2019	—	—	—	—	133,214	—	(5)	—	1,499,990
	4/15/2019	—	—	—	—	—	—		31,633	738,030

Raghib Hussain	—	0	550,000	1,100,000	—	—	—		—	—
	8/15/2019	—	—	—	1	82,244	164,488	(4)	—	2,847,287
	8/15/2019	—	—	—	—	399,644	—	(5)	—	4,499,991
	8/15/2019	—	—	—	—	—	—		114,351	2,672,514

(1)

The amounts represent the threshold, target and maximum dollar payouts under our AIP for fiscal 2020. There is no payout at threshold performance. Actual awards are shown in the “Non-Equity Incentive Compensation” column of the preceding Summary Compensation Table of this proxy statement. Further information regarding this plan is included in the section entitled “Executive Compensation Program for Fiscal 2020 Elements of Compensation — Annual Incentive Plan (AIP)” in the Compensation Discussion and Analysis section of this proxy statement.

(2)	These RSUs vest evenly quarterly over three years starting on July 15, 2020.
(3)

The dollar value of stock awards shown represents the grant date fair value calculated on the basis of the fair market value of the underlying common shares at target on the grant date in accordance with FASB ASC Topic 718. The actual value that a named executive officer will realize on each stock award will depend on the price per share of our common shares at the time shares underlying the stock awards are sold. There can be no assurance that the actual value realized by a named executive officer will be at or near the grant date fair value of the stock awarded.

(4)

These fiscal 2020 TSR RSU awards are based on the achievement of performance objectives relating to the relative TSR of the Company’s common shares as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from April 15, 2019 to April 5, 2022. There will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share.

(5)

These Value Creation Awards have been designed to provide our executives with a strong incentive to create a substantial increase in shareholder value. Vesting of these performance-based RSUs is dependent upon a significant increase in the Company’s stock price. The performance condition will be satisfied once the Company’s average stock price equals or exceeds $40.00 per share for 100 calendar days prior to the fourth anniversary of the date of grant (“Performance Condition”). The shares vest one year after the date the Performance Condition is satisfied. In the event of a change in control, the Performance Condition may be deemed partially satisfied depending on the value received in the transaction.

Outstanding Equity Awards at Fiscal 2020 Year-End

Time-Based and Performance-Based Restricted Stock Units

	Stock Awards
Name	Number of RSUs That Have Not Vested (#)		Market Value of RSUs That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned RSUs That Have Not Vested (#)*		Equity Incentive Plan Awards: Market Value of Unearned RSUs That Have Not Vested ($)**
Matthew J. Murphy	38,216	(2)	918,713	—		—
	—		—	84,299	(3)	2,026,548
	132,350	(4)	3,181,694	—		—
	42,784	(5)	1,028,527	—		—
	—		—	77,011	(15)	1,851,344
	—		—	77,011	(6)	1,851,344
	104,387	(7)	2,509,463	—		—
	—		—	166,597	(8)	4,004,992
	—		—	888,099	(9)	21,349,900

Jean Hu	15,287	(2)	367,499	—		—
	—		—	33,720	(3)	810,629
	52,941	(4)	1,272,702	—		—
	15,524	(5)	373,197	—		—
	—		—	27,942	(15)	671,726
	—		—	27,942	(6)	671,726
	34,796	(7)	836,496	—		—
	—		—	46,394	(8)	1,115,312
	—		—	204,262	(9)	4,910,458

Dan Christman	8,524	(2)	204,917
	—		—	18,802	(3)	452,000
	29,520	(4)	709,661	—		—
	9,844	(5)	236,650	—		—
	—		—	17,720	(15)	425,989
	—		—	17,720	(6)	425,989
	22,143	(7)	532,318
	—		—	29,524	(8)	709,757
	—		—	133,214	(9)	3,202,465

Mitchell Gaynor	11,118	(2)	267,277	—		—
	—		—	24,524	(3)	589,557
	38,503	(4)	925,612	—		—
	9,844	(5)	236,650	—		—
	—		—	17,720	(15)	425,989
	—		—	17,720	(6)	425,989
	23,725	(7)	570,349
	—		—	31,633	(8)	760,457
	—		—	133,214	(9)	3,202,465

	Stock Awards
Name	Number of RSUs That Have Not Vested (#)		Market Value of RSUs That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned RSUs That Have Not Vested (#)*		Equity Incentive Plan Awards: Market Value of Unearned RSUs That Have Not Vested ($)**
Raghib Hussain	49,072	(10)	1,179,691	—		—
	70,035	(11)	1,683,641	—		—
	—		—	34,843	(15)	837,626
	—		—	34,843	(6)	837,626
	83,088	(7)	1,997,436
	—		—	82,244	(8)	1,977,146
	—		—	399,644	(9)	9,607,442

Options

	Option Awards (12)
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable		Option Exercise Price	Option Expiration Date
Raghib Hussain	40,339	—		$9.33	3/23/2023
	100,848	—		$9.38	2/27/2024
	144,432	1,520	(13)	$12.12	2/11/2023
	51,981	—		$15.59	2/16/2022
	100,312	15,712	(14)	$16.32	2/10/2024

*	Performance-based awards granted under our equity incentive plan are reported in this column until the relevant performance condition has been satisfied.
**	Once the relevant performance condition has been satisfied, performance-based awards granted under our equity incentive plan are reported in this column until the award vests.
(1)

The price per share of our common shares on the last trading day of fiscal 2020 was $24.04 as reported on the Nasdaq Global Select Market on January 31, 2020. The market value of the unvested RSUs is equal to the applicable number of RSUs multiplied by $24.04.

(2)	The RSUs vest on April 15, 2020.
(3)

These TSR RSUs are earned and vest based on the achievement of TSR objectives measured as of April 5, 2020. TSR is measured for the period beginning April 15, 2017 and ending April 5, 2020 and shall equal the Company’s stock price growth, adjusted for reinvested dividends during the performance period. The resulting TSR for the Company shall be compared to the respective TSR over the same period for each of the Philadelphia Semiconductor Index constituents. The percentage of target shares earned is 0% below the 25th percentile, 50% at the 25th percentile, 100% at the 50th percentile and 150% at the 75th percentile. There is an interpolation of the payout percentages for TSR between the 25th and 75th percentiles. The ECC assessed the Company’s performance after April 5, 2020 and determined that 131% of the shares had been earned. The earned shares vested on April 15, 2020.

(4)

These financial performance RSUs are earned and vest (i) 30% based on fiscal 2019 revenue compound annual growth rate (CAGR) compared to fiscal 2017; and (ii) 70% on the Company’s total combined non-GAAP operating income for fiscal 2018 and 2019. Payout as a percentage of target is 0% below threshold, 50% at threshold, 100% at target and 200% at maximum. The ECC assessed the Company’s performance at the end of fiscal 2019 and determined that 157% of the shares had been earned. The earned shares vested on April 15, 2020.

(5)	The RSUs began vesting in 5 equal quarterly instalments starting on April 15, 2020.
(6)

These TSR RSUs are earned and vest based on the achievement of TSR objectives measured as of April 5, 2021. TSR is measured for the period beginning April 15, 2018 and ending April 5, 2021 and shall equal the Company’s stock price growth, adjusted for reinvested dividends during the performance period. The resulting TSR for the Company shall be compared to the respective TSR over the same period for each of the Philadelphia Semiconductor Index constituents. The percentage of target shares earned is 0% below the 25th percentile, 50% at the 25th percentile, 100% at the 50th percentile and 150% at the 75th percentile. There is an interpolation of the payout percentages for TSR between the 25th and 75th percentiles. The ECC shall assess the Company’s performance and determine the shares to be earned following the end of the performance period. Any shares determined by the ECC to be earned with respect to the performance awards will vest on April 15, 2021, with the exception that the grant to Mr. Hussain will vest on August 15, 2021.

(7)	The RSUs began vesting in 9 equal quarterly instalments starting on April 15, 2020.
(8)

The fiscal 2020 TSR RSUs are based on the achievement of performance objectives relating to the relative TSR of the Company’s common shares as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from April 15, 2019 to April 5, 2022. There will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share. If the performance target is met, the earned shares will vest on April 15, 2022.

(9)

These Value Creation Awards have been designed to provide a strong incentive to create a substantial increase in shareholder value. Vesting of these performance-based restricted stock units is dependent upon a significant increase in the Company’s stock price. The performance condition will be satisfied once the Company’s average stock price equals or exceeds $40.00 per share for 100 calendar days prior to the fourth anniversary of the date of grant (“Performance Condition”). The shares vest one year after the date the Performance Condition is satisfied. In the event of a change in control, the Performance Condition may be deemed partially satisfied depending on the value received in the transaction.

(10)

The RSUs vest as to 32,803 shares on January 31, 2021, and 16,269 shares on January 31, 2022, respectively. Awards were assumed in connection with the closing of the Cavium acquisition that occurred on July 6, 2018.

(11)	The RSUs will vest as to 34,495 shares on August 15, 2020 and 35,540 shares on August 15, 2021.
(12)	Option awards for Mr. Hussain were assumed in connection with the closing of the Cavium acquisition that occurred on July 6, 2018.
(13)	The options vested as to 1,520 shares on February 11, 2020. This option grant is now fully vested.
(14)	The options began vesting at a rate of 7.69% monthly starting on February 10, 2019.
(15)

These financial performance RSUs are earned and vest (i) 30% based on fiscal 2020 revenue; and (ii) 70% on the Company’s non-GAAP operating income for fiscal 2020. Payout as a percentage of target is 0% below threshold, 50% at threshold, 100% at target and 200% at maximum. While any shares determined to be earned would have vested on April 15, 2021, the ECC assessed the Company’s performance after the end of fiscal 2020 and determined that none of the shares had been earned as the threshold target was not met.

Options Exercised and Stock Vested in Fiscal 2020

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting($)(1)
Matthew J. Murphy	907,477	$22,922,018
Jean Hu	196,717	$5,025,363
Dan Christman	102,410	$2,481,716
Mitchell Gaynor	120,499	$2,895,221
Raghib Hussain	128,556	$3,130,055

(1)	Value realized on vesting equals the number of vested shares multiplied by the market value of the Company’s shares on the vesting date.

None of the named executive officers exercised options in fiscal 2020.

Pension Benefits

None of our named executive officers received any pension benefits during fiscal 2020.

Nonqualified Deferred Compensation

None of our named executive officers contributed to or received earnings from a nonqualified deferred compensation plan during fiscal 2020.

Chief Executive Officer Pay Ratio

Pursuant to Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our principal executive officer to the annual total compensation of our median employee. During fiscal 2020, the principal executive officer of the Company was our President and Chief Executive Officer, Matthew J. Murphy. For fiscal 2020, Mr. Murphy’s annual total compensation, as disclosed in the Summary Compensation Table, was $20,624,344 and our median employee’s annual total compensation was $152,014, resulting in a pay ratio of approximately 136:1. We note that excluding the value of the Value Creation Award granted to Mr. Murphy during the year, which may or may not vest based on share performance targets (as discussed under the “Fiscal 2020 Equity Awards” section of the Compensation Discussion and Analysis), compensation for our Chief Executive Officer would have been $10,624,349 and the pay ratio would have been be 70:1.

The applicable SEC rules require us to identify a median employee only once every three years, if we conclude that there have been no changes in our employee population or employee compensation arrangements that we believe would significantly impact the calculation of our CEO Pay Ratio. However, because we have not concluded that there have been no significant changes between December 29, 2018, when we identified our median employee to calculate our CEO Pay Ratio for fiscal 2019, and the same date in 2019, we decided to identify a new median employee for purposes of calculating our CEO Pay Ratio for fiscal 2020. In accordance with Item 402(u) of Regulation S-K and consistent with the process we adopted to identify our median employee for fiscal 2019, we identified the median employee as of December 29, 2019 by (i) aggregating for each applicable employee (A) annual base salary for salaried employees (or hourly rate multiplied by the estimated annual work schedule, for hourly employees), (B) the target incentive compensation, and (C) the estimated grant date fair value for employee equity awards granted in fiscal 2020, as of December 29, 2019 and (ii) ranking this compensation measure for our employees from lowest to highest. Amounts paid in foreign currencies were converted into U.S. Dollars using the average annual exchange rate as of the determination date, and we annualized the compensation of permanent employees that worked for less than the full year. This calculation was performed for all employees of the Company as of December 29, 2019, excluding Mr. Murphy.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Employment Contracts, Severance Agreements and Change-in-Control Arrangements

During fiscal 2020, we had the following agreements with our named executive officers:

Matthew J. Murphy. Concurrently with the commencement of his employment, Mr. Murphy and the Company entered into a severance agreement pursuant to which, if Mr. Murphy’s employment is terminated by the Company other than for “Cause” or if he resigns for “Good Reason” (both as defined therein), he will be paid a lump sum separation payment equal to (i) the sum of his then annual base salary, (ii) target incentive bonus, and (iii) reimbursement for 12 months of medical insurance premiums, provided he executes and does not revoke a release of claims in a form provided by the Company. If the provisions of the Company’s CIC Plan are triggered in connection with termination of his employment and he receives the severance benefits provided therein, he will not be eligible for the severance payments under the severance agreement.

In addition, Mr. Murphy’s offer letter provides that if his employment is terminated by the Company other than for “Cause” or if he resigns for “Good Reason” (both as defined in his severance agreement), his hire on equity awards will vest in full, with any related performance metrics measured as of his termination date. At this time, all of Mr. Murphy’s new hire equity awards are fully vested.

Mr. Murphy is also a Tier 1 participant in the Company’s CIC Plan which provides the following benefits in connection with a termination of employment three months before a Change in Control and ending on the date that is 18 months following the Change in Control: (i) lump sum payment equal to 24 months of annual base salary, (ii) 200% of annual target bonus for the fiscal year in which an involuntary termination occurs, (iii) annual target bonus for the fiscal year in which an involuntary termination occurs pro-rated for the number of full months employed during the fiscal year, (iv) acceleration of 100% of outstanding and unvested equity awards (with performance-based equity awards subject to adjustment as set forth in the CIC Plan), and (v) reimbursement of 24 months of continued health coverage.

Jean Hu, Raghib Hussain, and Mitchell Gaynor. Ms. Hu, and Messrs. Hussain and Gaynor are Tier 2 participants in the Company’s CIC Plan which provides the following benefits in connection with a termination of employment three months before a Change in Control and ending on the date that is 18 months following the Change in Control: (i) lump sum payment equal to 18 months of annual base salary, (ii) 150% of annual target bonus for the fiscal year in which an involuntary termination occurs, (iii) annual target bonus for the fiscal year in which an involuntary termination occurs pro-rated for the number of full months employed during the fiscal year, (iv) acceleration of 100% of outstanding and unvested equity awards (with performance-based equity awards subject to adjustment as set forth in the CIC Plan), and (v) reimbursement of 18 months of continued health coverage.

Dan Christman. Mr. Christman is a Tier 3 participant in the Company’s CIC Plan which provides the following benefits in connection with a termination of employment three months before a Change in Control and ending on the date that is 18 months following the Change in Control: (i) lump sum payment equal to 12 months of annual base salary, (ii) 100% of annual target bonus for the fiscal year in which an involuntary termination occurs, (iii) annual target bonus for the fiscal year in which an involuntary termination occurs pro-rated for the number of full months employed during the fiscal year, (iv) acceleration of 100% of outstanding and unvested equity awards (with performance-based equity awards subject to adjustment as set forth in the CIC Plan), and (v) reimbursement of 12 months of continued health coverage.

Mitchell Gaynor. Concurrently with the commencement of his employment, Mr. Gaynor and the Company entered into a severance agreement pursuant to which, if his employment is terminated by the Company other than for “Cause” or if he resigns for “Good Reason” (both as defined therein), he will be paid a lump sum separation payment equal to the sum of (i) his then annual base salary, (ii) target incentive bonus, and (iii) reimbursement for 12 months of medical insurance premiums, provided he executes and does not revoke a release of claims in a form provided by the Company. If the provisions of the Company’s CIC Plan are triggered in connection with termination of his employment and he receives the severance benefits provided therein, he will not be eligible for the severance payments under the severance agreement.

Potential Payments on Termination or Change in Control

The following table shows the potential payments upon termination of employment or a change in control for the named executive officers, other than as noted below. The terms of the CIC Plan applicable to each executive and the terms of any severance agreements, if any, are set forth above in the section entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements.” The table assumes that (i) the triggering event took place on January 31, 2020, the last business day of fiscal 2020; (ii) the value of RSU acceleration is computed by multiplying the market price of our common stock on the last trading day of fiscal 2020, which was January 31, 2020 ($24.04) by the number of unvested restricted stock units that are subject to acceleration; and (iii) the pro-rata bonus was earned at target for each individual.

Amounts actually received if any of our named executive officers cease to be employed will vary based on factors such as the timing during the year of any such event, the Company’s stock price, the named executive officer’s age, performance under the terms of applicable performance-based awards, and any changes to our benefit arrangements and policies.

Named Executive Officer	Involuntary Termination Other than for “Cause” or Voluntary Termination for “Good Reason” with No Change in Control(1)($)	Involuntary Termination within 3 months before or 18 months after Change in Control or Voluntary Termination for “Good Reason” following Change in Control($)
Matthew J. Murphy
Cash Severance	900,000	1,800,000
Bonus	1,350,000	2,700,000
Pro-Rata Bonus	—	1,350,000
Intrinsic Value of Equity Acceleration	—	18,385,768	(2)
Health and Welfare Benefits	24,958	49,916
Total	2,274,958	24,285,684

Jean Hu
Cash Severance	—	750,000
Bonus	—	750,000
Pro-Rata Bonus	—	500,000
Intrinsic Value of Equity Acceleration	—	6,169,025	(2)
Health and Welfare Benefits	—	22,229
Total	—	8,191,254

Dan Christman
Cash Severance	—	450,000
Bonus	—	337,500
Pro-Rata Bonus	—	337,500
Intrinsic Value of Equity Acceleration	—	3,756,226	(2)
Health and Welfare Benefits	—	30,945
Total	—	4,912,171

Mitchell Gaynor
Cash Severance	480,000	720,000
Bonus	360,000	540,000
Pro-Rata Bonus	—	360,000
Intrinsic Value of Equity Acceleration	—	4,247,892	(2)
Health and Welfare Benefits	22,169	33,254
Total	862,169	5,901,146

Raghib Hussain
Cash Severance	—	825,000
Bonus	—	825,000
Pro-Rata Bonus	—	550,000
Intrinsic Value of Equity Acceleration	—	9,624,493	(2)
Health and Welfare Benefits	—	37,437
Total	—	11,861,930

(1)	If the termination is in connection with a Change in Control, the terms of the CIC Plan apply, and no payments are due under any of the severance agreements described above.
(2)

The following assumptions were made in connection with the stock payouts: Value Creation Award estimated payouts were assumed to be $0.00 since the stock price is below the $32.50 specified in the agreement; TSR PSU amounts were estimated based on payout at fiscal year-end since they are all still in progress; and financial metric RSU grants made in fiscal 2019 were estimated using the fiscal year-end which resulted in a 0% payout.

Termination Due to Death or Disability.

Each executive’s estate or designated beneficiary would be eligible to receive a life insurance payment upon death. This life insurance benefit is provided to all salaried employees at the rate of two-and-a-half times annual base salary (rounded to the higher multiple of $1,000) or $1,000,000, whichever is less. Life insurance coverage is reduced by 35% at age 70 and by 50% at age 75.

In addition, pursuant to the Equity Award Death and Disability Acceleration Policy adopted in February 2018 and applicable to all persons who hold equity under the 1995 Stock Option Plan, upon the death or “disability” (disability shall mean that the holder of the equity award (i) has been unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) is determined to be totally disabled by the Social Security Administration) of the holder of an equity award, the vesting of the equity award will be accelerated as follows:

•	for any equity award subject only to time-based vesting, 100% of the shares subject to the equity award;

•

for any equity award subject to performance-based vesting where the performance period has been completed, 100% of the shares subject to the portion of the equity award that has become eligible to vest based on actual performance for the performance period; and

•

for any equity award subject to performance-based vesting where the performance period has not been completed, 100% of the shares subject to the portion of the equity award that would become eligible to vest based on performance at 100% of target levels for the performance period.

Named Executive Officer	Potential Payments Upon Termination as a Result of Death or Permanent Disability($)(1)(2)
Matthew J. Murphy	15,521,282
Jean Hu	5,447,560
Dan Christman	3,271,291
Mitchell Gaynor	3,775,891
Raghib Hussain	8,927,422	(3)

(1)	Excludes life insurance payment which is provided to all salaried employees.
(2)

Value Creation Award grants were made after the adoption of the policy and provide for different vesting terms in the event of death or disability. These terms are as follows: (a) if performance achievement has occurred prior to death or disability, then 100% of eligible RSUs shall vest; (b) if performance achievement has not occurred prior to death or disability and such event occurs on a date when the closing stock price has exceeded the price target at any time prior thereto, then the RSUs will remain outstanding and shall vest if performance achievement occurs on or prior to the date that is 100 calendar days following the death or disability; and (c) if performance achievement has not occurred on or prior to death or disability and a change in control occurs on or prior to the date that is 100 calendar days following the death or disability and the per share amount equals or exceeds $32.50 (as adjusted under the plan), then the following percentage of RSUs shall vest as of the change in control: (i) 30% plus the product of (a) 70% multiplied by (b) the difference of the per share amount less $32.50 divided by $7.50; provided, however, the percentage of RSUs vesting shall in no event exceed 100% (e.g., if the per share amount equals or exceeds $40, then the vesting percentage shall be 100%).

(3)	Assumes options are exercised for cash payment of the exercise price.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The audit committee is responsible for the review, approval or ratification of “related-person transactions” between us or our subsidiaries and related persons. Under SEC rules and our written policy, a “related person” is a director, officer, nominee for director, or 5% shareholder since the beginning of the last fiscal year and their immediate family members. We have adopted written policies and procedures that apply to any transaction or series of related transactions in which the Company or a subsidiary is a participant and a related person has a direct or indirect interest. Pursuant to our policy, the following transactions are subject to standing pre-approval under the policy:

•

Employment of executive officers. Any employment by us of an executive officer if: (a) the related compensation is required to be reported in our proxy statement under SEC compensation disclosure rules; or (b) the executive officer is not an immediate family member of another executive officer or director of our company, and the related compensation would have been reported in our proxy statement under SEC compensation disclosure rules if the executive officer was a “named executive officer,” and the ECC approved (or recommended that our Board approve) such compensation.

•	Director compensation. Any compensation paid to a director if the compensation is required to be reported in our proxy statement under SEC compensation disclosure rules.

•

Certain transactions with other companies. Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, or any combination of the foregoing, if the aggregate amount involved does not exceed the greater of $200,000 or 5% of that company’s total annual revenues.

•

Transactions where all shareholders receive proportional benefits. Any transaction where the related person’s interest arises solely from the ownership of a class of our equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis (e.g., dividends).

•

Certain Company charitable contributions. Any charitable contribution, grant or endowment by the Company or, if applicable, the Company’s charitable foundation, charitable trust or similar affiliated charitable entity as may exist from time to time to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer), if the aggregate amount involved does not exceed the lesser of $200,000 or 5% of the charitable organization’s total annual receipts.

•

Transactions involving another public company with a common institutional shareholder. Any transaction with (i) another publicly traded company where the related person’s interest arises solely from beneficial ownership of more than 5% of the Company’s common stock and ownership of a non-controlling interest in the other publicly traded company or (ii) a private company where the related person is an “institutional investor” as defined in FINRA Rule 2210(a)(4) and the related person’s interest arises solely from beneficial ownership of more than 5% of the Company’s common stock and ownership of a non-controlling interest in the other company.

Indemnification Arrangements

We have agreed to indemnify certain current and former directors, officers and employees of us and our subsidiary Marvell Semiconductor, Inc. for reasonable costs and expenses incurred by such individuals in connection with certain civil actions and governmental investigations relating to our past stock option granting practices. Our agreement to pay reasonable fees and costs is subject to each individual’s agreement to reimburse us in the event that it is subsequently determined that the individual is not entitled to indemnification under the Bye-laws or applicable law.

We have also entered into a standard form of indemnification agreement with each of our named executive officers and directors.

ADDITIONAL INFORMATION

Future Shareholder Proposals and Nominations for the 2021 Annual General Meeting

We expect to hold our 2021 Annual General Meeting on or about June 3, 2021. Under Rule 14a-8 of the Exchange Act, for a shareholder proposal to be considered for inclusion in the proxy statement for the 2021 Annual General Meeting, we must have received the written proposal by such shareholder at the mailing address of our business offices set forth below, no later than January 28, 2021. Such proposals must comply with the other provisions of Rule 14a-8 and additional applicable SEC rules regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

If you desire to bring a matter before an Annual General Meeting and the proposal is submitted outside the process of Rule 14a-8, you may use the procedures set forth in the Bye-laws to make a shareholder proposal, including director nominations, not intended to be included in our proxy statement under Rule 14a-8 so long as such proposal complies with the Bye-laws. In accordance with Section 35 of the Bye-laws, shareholder nominations and proposals may be voted on at an Annual General Meeting only if such nominations and proposals are made pursuant to written notice timely given to our Secretary and accompanied by certain information. To be timely, a shareholder’s written notice must be received by us not less than 90 nor more than 120 clear days prior to the one-year anniversary of the date for our 2020 Annual General Meeting, which anniversary date is July 23, 2021. To comply with the Bye-laws, a shareholder must provide appropriate notice to us no earlier than March 25, 2021 and no later than April 24, 2021. The notice must contain the name and business background of any person being nominated by such shareholder as a director and all material information on any proposal, statement or resolution to be put to the meeting and details of the shareholder submitting the proposal, statement or resolution, as well as other information that may be specified by our Board and the Bye-laws as then in effect. Our Board will review proposals from eligible shareholders which it receives by that date and will determine whether any such proposal has been received in accordance with the Bye-laws and whether any such proposal will be acted upon at the Annual General Meeting.

Our Bye-laws contain a proxy access provision, which allows a shareholder or group of up to 20 shareholders owning in aggregate three percent or more of our outstanding shares continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office (rounded down) or two nominees, whichever is greater, provided the shareholder(s) and nominee(s) satisfy the requirements in the Bye-laws. If a shareholder or group of shareholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2021 Annual General Meeting pursuant to these proxy access provisions in Section 13 of our Bye-laws, we must receive proper written notice of any such nomination no earlier than the close of business on January 28, 2021 and no later than the close of business on February 27, 2021. In each case, the notice must include information specified in our Bye-laws, including information concerning the nominee or proposal, as the case may be, and information about the shareholder’s ownership of and agreements related to our shares.

If, however, the 2021 Annual General Meeting is not within 30 days before or after the anniversary of this year’s Annual General Meeting, we must receive such notice under both our advance notice and proxy access Bye-laws not more than 120 clear days prior to such meeting and not less than 90 clear days prior to such meeting or 10 clear days following the public announcement of the meeting date.

We will not entertain any proposals or nominations at the 2021 Annual General Meeting that do not meet the requirements set forth in our Bylaws. We encourage shareholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination. All shareholder proposals or nominations pursuant to this section may be sent to our Assistant Secretary at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda.

In addition, Section 79 of the Companies Act provides that (i) any number of shareholders representing not less than 5% of the total voting power of the shares eligible to vote at a general meeting of shareholders, or

(ii) not less than 100 shareholders may propose any resolution which may properly be moved at the next Annual General Meeting. Upon timely receipt of notice, we shall, at the expense of such shareholder(s), give our other shareholders entitled to receive notice of the next Annual General Meeting notice of such proposed resolution. To be timely, the proposal requiring notice of a resolution must be deposited at our registered office at least six weeks before the next Annual General Meeting. Shareholders satisfying the criteria of Section 79 may also require us to circulate a statement in respect of any matter to come before an Annual General Meeting by notice deposited at our registered office in the manner provided by the Companies Act.

House Holding — Shareholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “house holding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees and also helps protect the environment.

We expect that a number of brokers with account holders who are our shareholders will be “house holding” our annual report and proxy materials, including the Notice. A single Notice and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “house holding” communications to your address, “house holding” will continue until you are notified otherwise or until you revoke your consent. Shareholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling 866-540-7095, or by writing to Broadridge Financial Solutions, House Holding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, annual report and other proxy materials to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, annual report and other proxy materials, you may write or call our Investor Relations department at 5488 Marvell Lane, Santa Clara, California, 95054, telephone number (408) 222-3274.

Any shareholders who share the same address and currently receive multiple copies of our Notice or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about house holding.

Adjournment of the 2020 Annual General Meeting of Shareholders

In the event there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the Annual General Meeting, the Annual General Meeting may be adjourned in order to permit further solicitation of proxies from holders of our common stock. Proxies solicited by our Board grant discretionary authority to vote for any adjournment, if necessary. If it is necessary to adjourn the Annual General Meeting and adjournment is for a period of not less than 45 days, no notice of the time and place of the adjourned meeting is required to be given to our shareholders other than an announcement of the time and place at the Annual General Meeting. A majority of the shares represented and voting at the Annual General Meeting is required to approve the adjournment, regardless of whether there is a quorum present at that meeting.

OTHER MATTERS

At the time of preparation of this proxy statement, we are not aware of any other matters to be brought before the Annual General Meeting. No eligible shareholder had submitted notice of any proposal before the printing and mailing of this proxy statement. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

ANNUAL REPORT ON FORM 10-K

YOU MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED FEBRUARY 1, 2020, BY SENDING A WRITTEN REQUEST TO THE FOLLOWING ADDRESS: MARVELL SEMICONDUCTOR, INC., 5488 MARVELL LANE, SANTA CLARA, CALIFORNIA, 95054, ATTN: CORPORATE SECRETARY. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.MARVELL.COM.

BY ORDER OF THE BOARD OF DIRECTORS,

MATTHEW J. MURPHY

Director, President and Chief Executive Officer

Santa Clara, California

May 28, 2020

MARVELL TECHNOLOGY GROUP LTD. Canon’s Court 22 Victoria Street Hamilton HM 12 Bermuda VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 07/22/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 07/22/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1A Tudor Brown 0 0 0 For Against Abstain 1B Brad Buss 0 0 0 3 The appointment of Deloitte & Touche LLP as our 0 0 0 auditors and independent registered public accounting firm, and authorization of the audit 1C Edward Frank 0 0 0 committee, acting on behalf of our board of directors, to fix the remuneration of the firm for the fiscal year ending January 30, 2021. 1D Richard S. Hill 0 0 0 1E Bethany Mayer 0 0 0 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1F Matthew J. Murphy 0 0 0 1G Michael Strachan 0 0 0 1H Robert E. Switz 0 0 0 The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 An advisory (non-binding) vote to approve 0 0 0 compensation of our named executive officers. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000470097_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement and Shareholder Letter are available at www.proxyvote.com MARVELL TECHNOLOGY GROUP LTD. Annual Meeting of Shareholders July 23, 2020 1:00 PM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Jean Hu and Mitchell Gaynor, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MARVELL TECHNOLOGY GROUP LTD. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 PM, PDT on July 23, 2020, at Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California, 95054 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side 0000470097_2 R1.0.1.18